Exhibit 10.12

DEMAND PROMISSORY NOTE

AND LOAN AND SECURITY AGREEMENT

FOR VALUE RECEIVED, the undersigned borrower (“Borrower”) promises to pay to the order of NextGear Capital, Inc. (“Lender”), with its principal office at 11799 North College Avenue, Carmel, Indiana 46032, or such other place as Lender may designate in writing or on the Discover Portal from time to time, in lawful money of the United States of America, the principal sum of Two Hundred Fifty Thousand Dollars and Zero Cents ($250,000.00), or such greater or lesser sum which may be advanced to or on behalf of Borrower from time to time, together with all costs, interest, fees, and expenses as provided for under this Note and the other Loan Documents. Unless otherwise stated in an addendum to this Note, this Note shall become effective on the date of Borrower’s execution hereof as set forth below Borrower’s signature (such date, or the effective date otherwise stated in the applicable addendum, the “Effective Date”).

NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions contained herein, Borrower and Lender (each, a “Party” and collectively, the “Parties”) agree as follows:

1.	DEFINITIONS. Capitalized terms used in this Note or in the other Loan Documents without definition shall have the respective meanings as set forth in Appendix A attached hereto and incorporated herein by reference (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Any capitalized terms used herein or in another Loan Document, but not otherwise defined herein or in such other Loan Document, as the case may be, shall have the meanings ascribed to them in the UCC.

2.	GRANT OF SECURITY INTEREST. In order to secure full and prompt payment of all Liabilities and performance of all obligations of Borrower to Lender, its Affiliates, and/or their respective successors or assigns:

(a)	Borrower grants to Lender a continuing security interest in all of Borrower’s assets and properties, wherever located, including, without limitation, all equipment of any kind or nature; all vehicles and vehicle parts; all Inventory now owned or hereafter acquired, including, without limitation, all Lender Financed Inventory now owned or hereafter acquired; all amounts in Borrower’s Reserve held by or on behalf of Lender, if any; all documents, documents of title, deposit accounts, accounts receivable, manufacturer rebates and incentive payments, chattel paper, including, without limitation, all Receivables and general intangibles now owned or hereafter acquired by Borrower; all cash reserves; all of Borrower’s books and records (including any books and records contained on computer hardware or software or otherwise stored by or on behalf of Borrower in electronic or digital form); and all additions, accessions, accessories, replacements, substitutions, and proceeds of any of the foregoing (collectively, the “Collateral”).

(b)	The security interest given to Lender in Section 2(a) is given to Lender to secure payment of all Liabilities and the performance of all obligations of Borrower to Lender, and its Affiliates, including all obligations of Borrower under this Note, under any other Loan Document, or otherwise, all without relief from valuation or appraisement Laws. Upon the request of Lender, Borrower shall promptly execute and deliver to Lender or its designee such further documents and instruments, and shall take such further actions, in each case as Lender may deem necessary or desirable to protect Lender’s interest in the Collateral or otherwise effectuate the provisions of this Note and the other Loan Documents. Without limiting the generality of the foregoing, Borrower shall, upon the request of Lender, (i) use its best efforts to secure all consents and approvals that may be necessary or appropriate for the assignment to Lender of any Collateral (including any contract of Borrower that constitutes any portion of the Collateral), or that may be necessary in order for Lender to receive the full benefit of all Collateral and to enforce its security interest in the Collateral; (ii) provide Lender and its Representatives with full access to all Collateral, including any and all books and records relating thereto; and (iii) deliver to Lender all Collateral consisting of negotiable documents, chattel paper, and instruments not deposited for collection in the aggregate (in each case, accompanied by any related bills of sale or any other instruments of transfer executed for Borrower), in each case promptly after Borrower receives the same.

(c)	Borrower authorizes Lender to file any UCC financing statements and any amendments thereto and any continuation statements under the UCC, in each case to the extent necessary or desirable in Lender’s sole discretion to effect or preserve the security interest granted by Borrower hereunder or under any other Loan Document. Further, Borrower hereby acknowledges, ratifies and approves any UCC financing statements or other filings under the UCC that may have been made by or on behalf of Lender and its Affiliates prior to the Effective Date. The security interest granted by Borrower in Section 2(a) shall be in addition to, and not a substitution for, any right of offset, netting, or reclamation that Lender or any of its Affiliates may have against Borrower, whether pursuant to this Note, any other Loan Document, any Law or otherwise.

3.	INTEREST RATE. Interest shall accrue on Borrower’s Liabilities to Lender in accordance with the following schedule:

(a)	All outstanding Liabilities relating to a Floorplan Advance or a Receivable Advance shall accrue Interest on a per annum basis from the Floorplan Date or the Receivable Origination Date, as the case may be, based upon a 360-day year, and such Interest shall be compounded daily at the Base Rate, plus the Contract Rate, until such outstanding Liabilities are paid in full.

(b)	The Base Rate may be amended or modified by Lender from time to time in Lender’s sole discretion by posting such amendment or modification on the Finance Program Rate, Fee and Term Schedule. However, Lender may increase the Base Rate by no more than fifty (50) basis points (i.e. one-half of one percent) in any thirty (30) day period.

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4.	BORROWER’S REPRESENTATIONS, WARRANTIES, AND COVENANTS. At the time of Borrower’s execution of this Note and continuing at all times thereafter until all Liabilities have been indefeasibly paid and satisfied in full and this Note and all other Loan Documents terminated in accordance with their respective terms, Borrower hereby represents, warrants, covenants, and agrees:

(a)	To sell, lease, or rent Lender Financed Inventory only in the Ordinary Course of Business and in accordance with Law, and not to sell or otherwise dispose of any Lender Financed Inventory except as herein provided.

(b)	To keep Lender Financed Inventory only at Borrower’s Place of Business and not to remove any Lender Financed Inventory from such place for a period exceeding twenty-four (24) hours, unless such item of Lender Financed Inventory is the subject of an active daily rental agreement (and floorplanned pursuant to a rental Advance Schedule executed by Borrower and Lender), or such removal has been previously authorized in writing by Lender. Notwithstanding the foregoing, Borrower may request Lender to authorize Borrower to consign certain Lender Financed Inventory to another licensed dealer at such consignee dealer’s place of business. Borrower’s request to consign Lender Financed Inventory as referenced above is subject to Borrower and the consignee dealer executing and delivering to Lender any documentation that Lender may require, including a UCC financing statement or other similar filing on consignee dealer, or an authorization for Lender to make any such filing. Lender may deny Borrower’s request to consign Lender Financed Inventory in Lender’s sole and absolute discretion.

(c)	To keep Inventory in good repair and insured against all physical risks in such amounts and under such policies issued by such insurance companies as are deemed necessary and satisfactory by Lender; provided, however, that any insurance company issuing required coverage to Borrower pursuant to the requirements of this Section 4(c) shall have been assigned to an A.M. Best Financial Size Category (FSC) of “X” or higher, and shall have a minimum A.M. Best Financial Strength (FSR) rating of “A-”. Lender shall be named “loss payee” on such insurance policies. Borrower shall provide Lender with a certificate or certificates of insurance evidencing that the above-mandated insurance requirements have been satisfied and specifying that the applicable insurance carriers will mail direct written notice to Lender at least thirty (30) days prior to any cancellation or non-renewal of any of the above-mandated policies. Alternatively, and unless the Unit of Lender Financed Inventory has been branded as “salvage” or is otherwise ineligible for the Collateral Protection Program, Borrower may satisfy the insurance coverages required under this Section 4(c) by voluntarily enrolling in Lender’s Collateral Protection Program and satisfying and adhering to all conditions and other terms thereof at all times during Borrower’s enrollment in the Collateral Protection Program. In the event Borrower fails to procure, maintain or provide proof of the insurance coverages required under this Section 4(c), Lender may enroll Borrower in Lender’s Collateral Protection Program, or, alternatively, Lender may secure on Borrower’s behalf such policies of insurance as Lender, in its sole discretion, deems necessary, in each case from such insurers, in such amounts and with such coverages and deductibles as Lender, in its sole discretion, deems necessary. Charges incurred under the Collateral Protection Program are calculated as of the Floorplan Date from the amount of each original Floorplan Advance related to a Unit of Lender Financed Inventory, through the life of the Floorplan Advance. Upon Borrower’s enrollment in the Collateral Protection Program (whether voluntary or otherwise), Borrower shall be subject to, and at all times comply with and adhere to, the terms and conditions applicable to the Collateral Protection Program and Borrower’s enrollment and participation therein. Borrower understands and agrees that Lender has an insurable interest in the Collateral, including all Lender Financed Inventory, by virtue of Borrower’s pledge of the Collateral as security to Lender for the repayment of all Liabilities by Borrower to Lender. Fees, charges and other terms and conditions for the Collateral Protection Program are published in the Finance Program Rate, Fee and Term Schedule or on the documents referenced therein.

(d)	To keep at all times complete and accurate records of Borrower’s Business and provide to Lender promptly (but in any event within two (2) Business Days) copies of such records and any financial information regarding Borrower’s Business or Borrower’s financial condition generally, in each case as Lender may request. Borrower authorizes Lender to share such information and any and all other information that Lender may possess regarding Borrower’s Credit Line or Borrower’s relationship with Lender, including information regarding this Note and the other Loan Documents; Borrower’s loan history; account history; payment history; audit history; account balance; loan application; credit worthiness; credit availability; and such other general business information regarding Borrower’s Credit Line and Borrower’s relationship with Lender, to any and all Persons that Lender, in its sole discretion, deems reasonable, including auctions. Without limiting the generality of the foregoing, Borrower shall maintain complete and accurate records and financial statements for all Advances requested or made hereunder, and all other transactions hereunder, including bank statements, cancelled checks, sales invoices, proofs of payment, and other sales files, in each case for at least a period of five (5) years after the date on which such Advance was made or such transaction occurred, as the case may be.

(e)	To allow Lender and its Representatives to inspect Lender Financed Inventory during normal business hours and at other reasonable times at Borrower’s Place of Business and such other places as any Lender Financed Inventory may be located and to inspect and make copies of Borrower’s books and records. Borrower shall pay Lender for the costs and expenses incurred by Lender or its Representatives to undertake such audits of any Lender Financed Inventory and such inspections and copying of Borrower’s books and records, in each case on the applicable Maturity Date.

(f)	To hold all amounts received from the sale of any Unit of Lender Financed Inventory in the form as received in trust for the sole benefit of and for Lender, and to remit such funds satisfying all amounts due Lender and owing by Borrower for such Unit of Lender Financed Inventory, in each case within twenty-four (24) hours of Borrower’s receipt of such funds (or receipt of such funds by any Affiliate of Borrower).

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(g)	To hold all amounts received that relate to any Receivable that is subject to a Receivable Advance in the form as received in trust for the sole benefit of and for Lender, and to remit such funds satisfying all amounts due Lender and owing by Borrower for and in connection with such Receivable, in each case within twenty-four (24) hours of Borrower’s receipt of such funds (or receipt of such funds by any Affiliate of Borrower).

(h)	That, for each Receivable which is the subject of a Receivable Advance, (i) Borrower is the sole and unconditional owner of such Receivable; (ii) such Receivable is not already encumbered by any voluntary or involuntary Liens which are senior to Lender’s security interest in such Receivable; (iii) Borrower has a legal right to pledge such Receivable to Lender as security for all Liabilities of Borrower; (iv) such Receivable represents an original bona fide sale to the buyer(s) named therein; (v) such Receivable is now and will remain free from any claim, defense, setoff, or counterclaim of any nature and is enforceable against the buyer(s) named therein and third parties according to its terms; (vi) all statements, facts, numbers, and other information in such Receivable and all related documents are true and accurate to the best of Borrower’s knowledge, are free from fraud, and have not been altered or modified subsequent to their execution, except for such alterations or modifications as have been acknowledged and initialed by Borrower and the other parties thereto; (vii) Borrower has met all of Borrower’s obligations to the subject buyer(s) for such Receivable, and Borrower has no knowledge of any event which indicates or suggests the prospective un-collectability of all or any portion of the Receivable; (viii) the Unit that is the subject of the Receivable was sold at fair market value, not as salvage, and has actually been delivered into the possession of and has been accepted by the subject buyer(s); and (ix) the sale and related financing of the Unit that is the subject of the Receivable complies with all Laws (including all usury Laws, the Uniform Consumer Credit Code, all consumer credit Laws, and all equal credit opportunity and disclosure Laws).

(i)	That any request for an Advance shall constitute an affirmative representation by Borrower to Lender that Borrower is in full compliance with all terms, conditions, representations, warranties and covenants made under this Note and the other Loan Documents, in each case as of the date of such request.

(j)	That Borrower now has, and will have at the time of any Advance and through the date of any repayment of the Liabilities thereunder, (i) sufficient cash and equity capital to conduct its Business and pay its debts as they mature; (ii) sufficient capital and other financial resources necessary to engage in the Business and perform its obligations under any agreement to which it is a party and any transaction in which it may engage hereafter; and (iii) ownership of property (including property of all wholly-owned and partially-owned subsidiaries of Borrower) having an aggregate fair market value that is greater than the sum of Borrower’s debts (which shall include debts of all wholly-owned and partially-owned subsidiaries of Borrower).

(k)	That, without Lender’s prior written consent (which consent may be withheld by Lender in its sole discretion), Borrower shall not (i) make any distributions of its property or assets (including any cash), except for tax and other distributions that (A) are made in the Ordinary Course of Business and, (B) are made in compliance with all Laws, and (C) will not render Borrower or any of its Affiliates insolvent, or otherwise impair the ability of Borrower or any of its Affiliates to satisfy their respective financial obligations when and as such obligations become due; (ii) sell, issue, redeem, retire, purchase, or otherwise acquire, directly or indirectly, any of its capital stock or other equity, in any manner which would reduce, in the aggregate and on cumulative basis, either the cash position or “tangible net worth” of Borrower (as defined in accordance with United States generally accepted accounting principles) by more than ten percent (10%); (iii) make any material change in its capital structure, or make any material change in its Business or operations; (iv) make any loans or other advances of money or any loans or advances of Inventory or other property to any Person, including any officer, director, stockholder, employee, or Affiliate of Borrower, other than (A) advances against commissions, and other similar advances to employees in the Ordinary Course of Business, and (B) loans not exceeding an aggregate of two percent (2%) of the Credit Line; (v) undertake or permit any of its equity holders to undertake any transaction or series of transactions that would result in the equity holders of Borrower, as of the Effective Date, owning and controlling less than seventy-five percent (75%) of all classes of the outstanding equity of Borrower on a fully-diluted basis; or (vi) engage in any transaction or series of transactions to sell, liquidate, or otherwise transfer, all or substantially all of its assets. If Borrower desires to engage in any transaction or series of transactions that would, absent the written consent of Lender, be prohibited under this Section 4(k), Borrower shall provide Lender with no less than thirty (30) days’ prior written notice describing the proposed transaction or series of transactions in reasonable detail, and Lender may, in its sole discretion, consent in writing to such transaction or series of transactions, as the case may be. For purposes of clarity, in no event shall any failure to respond by Lender be construed as acceptance or acquiescence to any transaction or series of transactions hereunder, or any waiver by Lender with respect to any transaction or series of transactions prohibited under this Section 4(k).

(l)	To pay immediately and to remain current with all levied taxes, assessments, charges, judgments, and expenses which may now or hereafter be entered, levied, or assessed against Borrower, Borrower’s Business or any other business in which Borrower may be involved, and/or any of the Collateral. Lender may, in its sole discretion, make an Advance to a third party on Borrower’s behalf to pay such taxes, assessments, charges, judgments, and expenses to protect Lender’s interests, and may thereafter collect the amount of any such Advance, together with any associated costs and expenses of Lender, from Borrower as an Administrative Charge pursuant to the terms of this Note.

(m)	That Borrower has obtained all necessary permits and licenses required by Law to operate its Business as a wholesale or retail seller, and, if applicable, either a lessor or renter of Inventory, and that Borrower has complied with all filing requirements to operate as the entity or business type on record with the appropriate governmental office(s).

(n)	That no legal, administrative, or arbitration proceedings are pending or threatened against Borrower which could reasonably affect Borrower, its Business or any Collateral, or which could materially and adversely affect any other business of Borrower or any properties or prospects, or the general condition, financial or otherwise, of Borrower, or Borrower’s ability to repay all Liabilities and otherwise meet its obligations under this Note and the other Loan Documents.

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(o)	That Borrower shall immediately notify Lender in writing of any tax warrant, tax levy or any legal, administrative, or arbitration proceedings to which Borrower becomes a party after the Effective Date.

(p)	That all payments made by Borrower to Lender via check or ACH, or debited or drawn from any of Borrower’s designated accounts by Lender or its Representatives pursuant to any ACH authorization or other request for electronic payments provided by Borrower, in each case at the time of issuance by Borrower or initiation by Lender (as the case may be), will be written, debited or drawn upon an account that contains immediately available funds sufficient to cover the dollar amount of such check, ACH or other electronic payment (as the case may be).

(q)	That Borrower’s legal name and address as they appear in Section 15 are accurate and complete, and Borrower shall immediately notify Lender in writing of any change in Borrower’s Place of Business, bank account information, legal name, physical address, contact information for Borrower or any principal of Borrower (including any change in telephone number), mailing address, business type, state of organization, ownership, management, or control and shall execute any and all documents requested by Lender at any time to bring Borrower into compliance with this Note and any other Loan Document.

(r)	That Borrower and all Guarantors are legally competent and have all necessary power and authority to enter into and perform their respective obligations under this Note and the other Loan Documents.

(s)	That Borrower shall not disclose to any third party, without the written consent of Lender, any terms and conditions applicable to Borrower’s Credit Line, whether such terms and conditions are set forth on the applicable Advance Schedule, this Note or any other Loan Document.

(t)	That Borrower may have an account with Lender where information can be accessed and transmissions can be sent through the Discover Portal or by other electronic means, and Borrower shall have the means and the affirmative obligation to control access to the account information of Borrower by passwords and a Borrower account number. Borrower shall be solely responsible for any unauthorized access to Borrower’s account. Access to Borrower’s account may be revoked or otherwise restricted by Lender at any time, in Lender’s sole discretion, without prior notice to Borrower.

(u)	That Borrower shall use Advances solely for Business purposes and not for personal, family, or household purposes. This means, among other things, that Borrower may not use Advances to purchase a vehicle for Borrower’s personal, family, or household use, and no Lender Financed Inventory may be used for Borrower’s personal, family, or household use. This Note and all Advances requested or made hereunder shall be requested and made only for commercial purposes and Borrower hereby expressly and unconditionally waives, to the fullest extent permitted by Law, the protections of any Law intended to protect consumers or regulate consumer loans.

(v)	That Borrower will provide Lender the name of each individual authorized to buy Inventory and make Advance requests hereunder on Borrower’s behalf. Notwithstanding the foregoing or anything to the contrary in any Loan Document, Borrower shall be responsible and liable for all Advance requests and other Liabilities incurred by any such appointed individual or any other actual or apparent representative or agent of Borrower (regardless of whether such Person is specifically appointed by Borrower as contemplated above).

5.	CREDIT TERMS AND CONDITIONS. Borrower understands and agrees to the following terms, conditions, covenants, and other agreements relating to its Credit Line and any Advances made under this Note and the other Loan Documents, and acknowledges that any failure by Borrower to adhere to any such terms, conditions, covenants, or other agreements shall result in Lender having the right (in addition to any other right that Lender may have), in its sole discretion and without notice to Borrower, to declare a Maturity Event with respect to all Advances:

(a)	The decision to make an Advance to or on behalf of Borrower is the exclusive right of Lender, whether or not an Event of Default has occurred, and Borrower understands that Lender may refuse to make an Advance at any time, with or without cause and without prior notice to Borrower or any Guarantors of such decision. Borrower is not obligated to finance any Inventory or Receivable through Lender.

(b)	Borrower’s Credit Line may require a Reserve as a credit underwriting condition to the grant of credit and as additional security for the repayment of Liabilities by Borrower. In the event a Reserve is either requested by Borrower or required by Lender, Borrower will be required to execute a reserve agreement, and the applicable Required Reserve Amount and Reserve Charge will be indicated on the applicable Advance Schedule.

(c)	Borrower must deliver or cause to be delivered to Lender the Title or MSO for any Unit of Inventory at the time of any related Floorplan Advance request, or, in the event of a Universal Source Purchase, within seven (7) days after Lender funds the related Floorplan Advance.

(d)	Borrower must deliver or cause to be delivered to Lender the original Receivable which is the subject of a Receivable Advance request within seven (7) days after Lender funds such Receivable Advance. In the event that a Receivable Advance is made by Lender with respect to a Unit for which there is an unpaid Floorplan Advance, then any such Receivable Advance made to Borrower shall be net of such unpaid Floorplan Advance and all other unpaid Liabilities of Borrower with respect to such Unit.

(e)	Borrower must be in complete compliance with this Note and the other Loan Documents before an Advance request may be approved by Lender. Additionally, Lender may require certain other information from Borrower to be submitted before Lender will consider an Advance request.

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(f)	Borrower shall pay all Liabilities, without notice, that concern or relate to a Floorplan Advance for any Unit of Lender Financed Inventory on or before the Maturity Date. Lender shall apply such payments to any and all Liabilities relating to such Floorplan Advance. Notwithstanding anything herein to the contrary, if a shortage exists between the payments received by Lender with respect to a Floorplan Advance, and the Liabilities relating to such Floorplan Advance, then such shortage shall be immediately due and payable and shall continue to be considered a Liability owed by Borrower to Lender, secured by the Collateral.

(g)	Borrower shall pay all Liabilities, without notice, that concern or relate to a Receivable Advance for a subject Receivable on or before the Maturity Date. Lender shall apply such payments to any and all Liabilities relating to such Receivable Advance. Notwithstanding anything herein to the contrary, if a shortage exists between the payments received by Lender with respect to a Receivable Advance, and the Liabilities relating to such Receivable Advance, then such shortage shall be immediately due and payable and shall continue to be considered a Liability owed by Borrower to Lender, secured by the Collateral.

(h)	Borrower shall pay all Liabilities, without notice, which do not concern or relate to a Floorplan Advance or a Receivable Advance, including Administrative Charges and other account level charges, in each case on their respective Maturity Dates.

(i)	With respect to payments that relate to a Floorplan Advance or a Receivable Advance which exceed the outstanding Liabilities owed by Borrower in connection with such Floorplan Advance or Receivable Advance, as the case may be, and with respect to payments for all other Liabilities, the order and method of application of such payments shall be at the sole discretion of Lender. Notwithstanding anything herein to the contrary, in the event Lender declares an Event of Default, Lender may apply all subsequent payments, including payments directly related to a Floorplan Advance or a Receivable Advance, in any manner or order. Payments initiated or received by Lender after 5:00PM EST may be applied the next Business Day.

(j)	Unless either (i) the Maturity Date for a Floorplan Advance has been accelerated as the result of a Maturity Event or a declaration of an Event of Default; or (ii) such Floorplan Advance is in the final Period pursuant to the applicable Advance Schedule, a Curtailment of such Floorplan Advance will automatically be processed at the end of the current Period. Upon the processing of the Curtailment for a Floorplan Advance, Borrower shall pay the accrued Interest, accrued Floorplan Fee, any other accrued Floorplan Advance related fees, and a principal reduction of such Floorplan Advance, in each case pursuant to this Note, the applicable Advance Schedule, and any applicable event sale or promotional terms in effect for such Floorplan Advance. Additionally, unless (a) the Maturity Date for a Floorplan Advance has been accelerated as the result of a Maturity Event or a declaration of an Event of Default; or (b) Borrower has notified Lender that Borrower has disposed of the subject Unit of Lender Financed Inventory by sale or otherwise, Borrower shall be deemed to have requested, and Lender may, in its sole discretion, automatically approve and process, an Extension with respect to such Floorplan Advance. With respect to any Extension, the Period, rate of Interest, Floorplan Fee, any other fees, including Floorplan Advance related fees, and the principal reduction required to be paid by Borrower for such Extension shall, in each case, be equal in all respects to those of the last Period, and, upon the processing of such Extension, Borrower shall pay such accrued Interest, accrued Floorplan Fee, any other fees, including accrued Floorplan Advance related fees, and a principal reduction of such Floorplan Advance, in each case pursuant to this Note, the applicable Advance Schedule, and any applicable event sale or promotional terms in effect for such Floorplan Advance. Additionally, for each Extension, Borrower shall be charged any applicable Universal Program Fee (including any related Extension fee) set forth in the Finance Program Rate, Fee, and Term Schedule for the applicable Finance Program.

(k)	Unless either (i) the Maturity Date for a Receivable Advance has been accelerated as the result of a Maturity Event or a declaration of an Event of Default; or (ii) such Receivable Advance is in the final Period pursuant to the applicable Advance Schedule, a Curtailment of such Receivable Advance will automatically be processed at the end of the current Period. Upon the processing of the Curtailment for a Receivable Advance, Borrower shall pay the accrued Interest, accrued Receivable Fee, any other accrued Receivable Advance related fees, and a principal reduction of such Receivable Advance, in each case pursuant to this Note, the applicable Advance Schedule, and any applicable event sale or promotional terms in effect for such Receivable Advance.

(l)	Lender or its Affiliates may hold any property (and proceeds thereof) or funds belonging to or payable to Borrower or any of its Affiliates (“Setoff Funds”) and apply such Setoff Funds to any outstanding Liabilities of Borrower or to any amounts owing by Borrower to any Affiliate of Lender, and Borrower hereby grants to Lender and its Affiliates, as the case may be, a lien on such Setoff Funds. Lender and its Affiliates may at any time apply any or all of the Setoff Funds to any outstanding Liabilities of Borrower or to any amounts owing by Borrower to any Affiliate of Lender. Borrower expressly waives any requirement of maturity or mutuality among Lender and its various Affiliates.

(m)	Any statement of Borrower’s account furnished or made available to Borrower by Lender, to the extent no objection is made in writing by Borrower within thirty (30) days after Borrower’s receipt of such statement, shall constitute a definitive statement of Borrower’s Credit Line and Liabilities as of the date of such statement and shall be binding upon Borrower.

(n)	Borrower hereby expressly authorizes Lender and its Affiliates to communicate with Borrower via facsimile transmissions, email, telephonic transmissions, both to a residential telephone line and/or cell phone, including text messaging, using an automatic telephone dialing system or an artificial or prerecorded voice message, and/or any other forms of communication, for any purpose, including general business matters, account information, marketing materials, collection, and/or any other communication needs. Borrower agrees that such express permission shall extend to any and all of the contact information that Borrower has provided herein, including physical and email addresses, phone numbers, fax numbers, etc., and to such other addresses, phone numbers, email addresses, online chat, social media platforms, etc. that Borrower may provide to Lender or that Lender may obtain from any third party at a later date.

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(o)	So long as Borrower is not in default of this Note or any other Loan Document, Borrower may sell Lender Financed Inventory to bona fide buyers in the Ordinary Course of Business, but nothing herein shall be deemed to waive or release any interest Lender may have hereunder or under any other agreement in any proceeds or replacements of such Lender Financed Inventory. Upon the sale of any Unit of Lender Financed Inventory, Borrower shall hold the proceeds from such sale in trust for the benefit of Lender, and Borrower shall pay to Lender, in accordance with this Note and the other Loan Documents, an amount equal to the unpaid balance of the Liabilities relating to such Unit of Lender Financed Inventory.

(p)	Borrower shall allow Lender and its Representatives to access Borrower’s books and records at Borrower’s Place of Business and such other places as any Lender Financed Inventory may be located, in order to conduct audits of Borrower’s Lender Financed Inventory, in each case without prior notice to Borrower of such audits. Borrower shall be responsible for and agrees to pay all of Lender’s expenses in conducting such audits.

(q)	Each Unit of Lender Financed Inventory must be physically verified at the time of any audit conducted by or on behalf of Lender to be at Borrower’s Place of Business, or such other place as Lender may authorize. In the event that any Unit of Lender Financed Inventory is not so verified, Lender may, in its sole discretion, provide Borrower an opportunity to produce such Unit of Lender Financed Inventory at Borrower’s Place of Business, or such other place as Lender may authorize.

(r)	Borrower may request from Lender, for a legitimate business purpose, the Title to a Unit of Lender Financed Inventory, but Lender reserves the right to grant or deny such request in its sole discretion. In the event Lender grants any such request, any Title provided to Borrower or to any other Person on Borrower’s behalf, must be returned to Lender by the close of business on the seventh (7th) day after the date of Lender’s release of such Title.

(s)	Borrower and each Guarantor authorize Lender to obtain and share credit information relating to Borrower and its Guarantors from and with credit bureaus, financial institutions, trade creditors, affiliates, and others and to conduct such other credit investigations that Lender in its sole discretion deems necessary. The individual signing below on behalf of Borrower expressly authorizes Lender to obtain his or her consumer credit report from time to time at Lender’s discretion, and expressly ratifies any such consumer credit report that may have been obtained by or on behalf of Lender prior to the Effective Date. Borrower also authorizes Lender to contact any third parties to disclose information, including information contained in Lender application, for the purpose of, among other things, obtaining intercreditor agreements and perfecting Lender’s security interest. Further, if a Credit Line is granted, Borrower and each Guarantor authorize Lender to review Borrower’s account periodically, which may include obtaining additional credit information on Borrower and each Guarantor through any available medium.

(t)	Borrower’s account is subject to “NSF” fees in the amount stated in the Finance Program Rate, Fee, and Term Schedule or the maximum amount permitted by Law for each check or ACH issued by Borrower and each ACH or other electronic payment debited or drawn from any of Borrower’s designated accounts by Lender or its Representatives pursuant to an ACH authorization or other request for electronic payments provided by Borrower which is subsequently returned for insufficient funds, in addition to any charge or fee imposed by Borrower’s and/or Lender’s depository institution.

(u)	Lender may process checks electronically, at first presentment and any re-presentments, by transmitting the amount of the check, routing number, account number, and check serial number to Borrower’s financial institution. By submitting a check for payment, Borrower authorizes Lender to initiate an electronic debit from Borrower’s bank account. When Lender processes Borrower’s check electronically, Borrower’s payment may be debited from Borrower’s bank account as soon as the same day Lender receives Borrower’s check.

(v)	Borrower’s account is subject to a late fee in the amount stated in the Finance Program Rate, Fee, and Term Schedule or the maximum amount permitted by Law for any Unit of Lender Financed Inventory for which Borrower fails to remit payment under this Note or any other Loan Document when due. Borrower acknowledges and agrees that the late fee charged by Lender is a reasonable estimate of Lender’s additional administrative burden and costs incurred due to the delay and inconvenience to Lender associated with a late payment.

(w)	Borrower’s account is subject to Administrative Charges. Borrower acknowledges and agrees that any such Administrative Charge charged by Lender is permitted under this Note and the other Loan Documents, and Borrower consents to the assessment of any such Administrative Charge to Borrower’s account.

(x)	Borrower’s account is subject to Universal Program Fees. Lender maintains and publishes the “Finance Program Rate, Fee, and Term Schedule” for each Finance Program applicable to Borrower’s Credit Line via posting the same on the Discover Portal. Borrower may request a copy of the Finance Program Rate, Fee, and Term Schedule from Lender in writing at any time. All universal or generally applicable rates and fees and any amendments to the Terms and Conditions shall be published therein, incorporated herein by reference and made a part of this Note and any other applicable Loan Documents. The rates and fees applied to Borrower’s Liabilities under this Note, any amended Terms and Conditions, or any applicable event sale or promotional terms in effect with respect to an eligible Floorplan Advance or Receivable Advance shall be (i) the applicable rates and fees set forth on the applicable Advance Schedule; (ii) the rates, fees, and amendments to the Terms and Conditions most recently published on the applicable Finance Program Rate, Fee, and Term Schedule; and (iii) the rates, fees, terms, and conditions as set forth in the applicable marketing materials outlining event sale and/or promotional terms. Lender may amend the rates, fees, terms and/or Terms and Conditions from time to time, at Lender’s sole discretion, and without additional notice to Borrower other than the publication of such amendments on the Discover Portal.

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(y)	Lender maintains and publishes the Lender Guide on the Discover Portal. Borrower acknowledges and agrees that the Lender Guide and the content found therein are not part of this Note or any other Loan Document, are for informational purposes only, and do not create any new or additional contract rights or obligations for Borrower or Lender. Borrower acknowledges and agrees that the Lender Guide and the content therein is subject to change by Lender at any time without notice. To the extent the Lender Guide and the content therein are determined to create or provide additional contractual rights for Borrower and a conflict exists between this Note or any other Loan Document, on the one hand, and the Lender Guide, on the other hand, the provision of this Note or the other Loan Document, as the case may be, shall prevail.

(z)	Borrower waives demand, presentment for payment, notice of dishonor, protest, and notice of protest, and expressly agrees that this Note and all payments coming due under it and any other Loan Documents may be extended or modified from time to time without in any way affecting Borrower’s liability under this Note or any other Loan Document. Borrower and Guarantors understand that Lender may, at any time and without notice to Borrower, with or without cause, demand that this Note immediately be paid in full. The demand nature of this Note does not limit Lender’s election of remedies upon an Event of Default by Borrower, and Borrower and Guarantors acknowledge that upon Lender’s declaration of an occurrence of an Event of Default, all Liabilities of Borrower shall automatically accelerate and Lender may, at any time and without notice to Borrower, demand immediate payment of all Liabilities of Borrower and take such further action as may be contemplated under Section 7 or otherwise permitted by Law or in equity. Borrower shall have the right to pay all Liabilities in full at any time.

(aa)	Notwithstanding Section 4(f), upon any disposition of a Unit of Lender Financed Inventory, whether by sale or otherwise, or the receipt by Borrower (or any other Person on behalf of Borrower) of full or partial payment by or on behalf of the purchaser of such Unit of Lender Financed Inventory, Lender may, without notice to Borrower and in Lender’s sole discretion, declare a Maturity Event with respect to the related Floorplan Advance.

(bb)	Notwithstanding Section 4(g), upon any receipt by Borrower of full payment under any Receivable that is subject to a Receivable Advance, or upon Borrower’s declaration of a default under any such Receivable, Lender may, without notice to Borrower and in Lender’s sole discretion, declare a Maturity Event with respect to the related Receivable Advance.

(cc)	The receipt, by Lender or Borrower, or any third party on Borrower’s behalf, of proceeds or other consideration related to any Unit of Lender Financed Inventory shall constitute conclusive proof of the sale or other disposition of such Unit of Lender Financed Inventory for purposes of this Note and the other Loan Documents.

(dd)	Borrower acknowledges that Cox Automotive, Inc. (formerly Manheim, Inc.) and Manheim Remarketing, Inc., together with each of their respective direct and indirect subsidiaries and affiliated U.S. auctions (collectively “Manheim”), are Affiliates of Lender. Borrower may from time to time purchase a Unit through a Manheim auction sale (including online purchases via OVE.com or through other Manheim-operated online sales channels). For any Unit purchased by Borrower through a Manheim auction sale (including online purchases via OVE.com or through other Manheim-operated online sales channels) that remains unsettled with Manheim (each, an “Unsettled Unit”), Borrower hereby requests, directs and authorizes Lender, as of the date Lender receives a request for payment from Manheim with respect to such Unsettled Unit, to process and approve, in Lender’s sole discretion, a Floorplan Advance on Borrower’s Credit Line, which Lender may pay and remit directly to Manheim on Borrower’s behalf for such Unsettled Unit. Borrower acknowledges that if any such request is received by Lender from Manheim within seven (7) days of Borrower’s purchase of such Unsettled Unit, the purchase will be processed as a Universal Source Purchase, and if any such request is received by Lender from Manheim outside of seven (7) days of Borrower’s purchase of such Unsettled Unit, the purchase will be processed as a Specific Source Purchase.

6.	EVENTS OF DEFAULT. The occurrence of any of the following events shall be considered an event of default under this Note and the other Loan Documents (each, an “Event of Default”):

(a)	Borrower or any Guarantor fails to perform any of its obligations, undertakings or covenants under this Note or under any other Loan Document, including any obligation to repay any Liability when due and Borrower’s obligation to pay upon demand any outstanding Liabilities under this Note or any of the other Loan Documents.

(b)	Borrower or any Guarantor breaches or otherwise violates any provision of this Note or any other Loan Document.

(c)	Borrower makes any representation or warranty to Lender, or provides to Lender any schedule, certificate, financial statement, report, notice, or other writing, which is false or misleading in any material respect when made or delivered.

(d)	Any damage or destruction of any Inventory and appropriate insurance naming Lender as “Loss Payee” is not in effect as required under Section 4(c).

(e)	Borrower or any Guarantor, or any of their respective Parent Companies, has defaulted in the payment or performance of any debt or obligation under any other agreement, whether to Lender or to a third party.

(f)	Borrower or any Guarantor, or any of their respective Parent Companies, becomes insolvent or consents to the appointment of a trustee, receiver, or other custodian for such Borrower, Guarantor, or Parent Company, as the case may be, or for any property belonging to any of the foregoing Persons; or such Borrower, Guarantor, or Parent Company, as the case may be, makes a general assignment for the benefit of its creditors; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency Law, or a dissolution or liquidation proceeding, is commenced by or against such Borrower, Guarantor, or Parent Company, as the case may be.

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(g)	Any material change in the management, ownership, or control of Borrower or its Parent Company occurs (unless such material change has been consented to in writing by Lender).

(h)	The voluntary or administrative dissolution, death, or incompetence of Borrower or any Guarantor, or any of their respective Parent Companies.

(i)	Any change in the financial condition of Borrower or any Guarantor, or any of their respective Parent Companies, which Lender in good faith deems adverse.

(j)	Borrower or any Guarantor, or any of their respective Parent Companies, admits in writing that it is unable to pay its debts as they become due.

(k)	Borrower fails to deliver, revokes or amends (other than at the written request of Lender) any power of attorney or similar authorization that it has executed in favor of Lender.

(l)	Lender in good faith deems itself insecure for any reason.

7.	RIGHTS AND REMEDIES. Upon any Event of Default, Lender may, at its option and without notice to Borrower, exercise any or all of the following rights in a separate, successive, or concurrent fashion, and Lender’s exercise of any rights hereunder shall not preclude Lender from pursuing other rights and remedies in conjunction therewith or at a later time:

(a)	Demand immediate payment of all Liabilities and other indebtedness and amounts owed to Lender and its Affiliates by Borrower and its Affiliates. Lender shall have all rights and remedies available hereunder and under the other Loan Documents, and all rights and remedies available to Lender at law or in equity, including the rights and remedies of a secured party under the UCC. These rights and remedies include the right to cancel any unfunded Advances; to enter into Borrower’s premises with or without legal process, but without force, and to take possession of and remove any Collateral; and to notify any account debtors or other Person obligated on Collateral to make payment or otherwise render performance to or for the benefit of Lender. Lender shall have the right to contact any third parties, including auctions, governmental agencies, Borrower’s licensing authorities, consumer finance companies, floorplan companies, other finance companies, consumers, other borrowers, Auction Insurance Agency, and such other Persons as Lender may elect to contact in its sole discretion, and to share such information as is necessary, in Lender’s sole discretion, for any reason, including for purposes of and related to collection of any Liabilities of Borrower. At Lender’s request, and to the extent Borrower may lawfully do so, Borrower shall assemble, prepare for removal, and make available to Lender at a place designated by Lender which is reasonably convenient for Lender and Borrower such Collateral as Lender may request.

(b)	Initiate proceedings to appoint a receiver in any court of competent jurisdiction. To the extent permitted by Law, Borrower waives the right to notice and hearing of the appointment of a receiver and consents to such appointment without requiring Lender to post a bond.

(c)	To the extent permitted by Law, Borrower gives consent to Lender to proceed in any action to collect on or execute against any and all bonds that Borrower or its Affiliates may have posted with any governmental authorities or third parties.

(d)	Without limiting the foregoing, Lender may take control of any funds generated by any Collateral, and in Lender’s name or Borrower’s name, demand, collect, receipt for, settle, compromise, sue for, repossess, accept returns of, foreclose, or realize upon any Collateral. Borrower waives any and all rights it may have to notice prior to seizure by Lender of any Collateral. Borrower agrees that private sale of any Lender Financed Inventory at the amount then owed to Lender on such Lender Financed Inventory, less costs reasonably incurred by Lender in preparation of disposition of such Lender Financed Inventory, shall be a commercially reasonable method of disposition of such Collateral. Additionally, Borrower further agrees that any Inventory Collateral repossessed or otherwise obtained by Lender after an Event of Default may be disposed of by Lender, in Lender’s sole discretion, at any regular or online sale of any wholesale auto auction that may be an Affiliate of Lender, or at any National Auto Auction Association member, and, in each case, any such a sale is and shall be deemed commercially reasonable for all purposes. Borrower shall be liable to Lender for any deficiency resulting from Lender’s disposition of the Collateral. Borrower agrees that the Collateral is of the type customarily sold on a recognized market and that Lender therefore has no obligation to notify Borrower prior to a sale of any Collateral. Lender shall not be responsible for the accuracy or validity of any document or for the existence or value of any Collateral. Lender shall not be required to marshal any assets in favor of Borrower. Lender has no obligation to pursue any third party for any liability or obligation owed to Borrower. Borrower further agrees to pay all reasonable attorneys’ fees and other collection costs incurred by Lender and its Affiliates in enforcing this Note and any other Loan Document after any Event of Default. To the extent not prohibited by Law, Borrower waives all appraisement, valuation, anti-deficiency, homestead, exemption, and usury Laws now or hereafter in effect, and releases all right to appeal after payment in full.

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8.	LOAN DOCUMENTS. In addition to the execution and delivery of this Note, upon the request of Lender, Borrower shall execute (or cause the execution of) the following additional documents in connection with Borrower’s Credit Line (together with all other documents and instruments executed by Borrower in connection with this Note or Borrower’s Credit Line, and in each case as the same may be amended, restated, renewed, extended or otherwise modified from time to time, the “Loan Documents”), each of which shall be incorporated herein by reference and made a part of this Note: (a) a power of attorney in favor of Lender and its designated Representative; (b) prior to Lender making any Advances under this Note, an Advance Schedule for each unique set of terms for the Finance Program applicable to Borrower, which may be amended from time to time; (c) such guaranties of Borrower’s Liabilities as Lender may request, including guaranties of all legal and beneficial owners of Borrower; (d) a reserve agreement in favor of Lender; (e) prior to Lender authorizing Borrower to place any Lender Financed Inventory on consignment with another licensed dealer, a consignment agreement acceptable to Lender; (f) such ACH authorization and requests for automated payments as Lender may request from time to time; and (g) such other documents or certifications as Lender may request or require from Borrower or any Guarantor from time to time..

9.	ASSIGNMENT. This Note and any other Loan Document may be assigned by Lender without notice to Borrower, but Borrower may not assign this Note or any other Loan Document without the prior written consent of Lender.

10.	THIRD PARTY BENEFICIARIES. Neither this Note nor any other Loan Document is intended to confer upon any Person other than the Parties any rights or remedies hereunder; provided, however, that the rights and remedies afforded to Lender under Sections 2, 5(l), 5(n), 5(s), 5(dd), 7, 11 and 14 shall also inure to the benefit of the Affiliates of Lender and such Affiliates shall be intended third party beneficiaries of the provisions thereof.

11.	INDEMNIFICATION. Borrower shall, at its expense, defend, indemnify and hold harmless Lender and its Affiliates, and each of their respective directors, officers, principals, partners, shareholders or holders of any ownership interest, as the case may be, employees, Representatives, attorneys, and agents (together with Lender, the “Lender Parties”) from and against any and all claims, judgments, losses, damages, demands, payments, fines, costs, expenses (including reasonable attorneys’ fees and court courts), and liabilities of any nature or description incurred by a Lender Party to the extent arising from or relating to any of the following: (a) any personal injury or property damage caused by Borrower or any of its Representatives; (b) any breach by Borrower of this Note or any other Loan Document, including the breach of any representation, warranty, or other agreement contained in this Note or in any other Loan Document; and (c) Borrower’s operation of its Business or any of Borrower’s operations or activities.

12.	NO JOINT VENTURE, PARTNERSHIP, OR AGENCY. Nothing contained in this Note or in any other Loan Document shall subject Lender or its Affiliates or any of its or their respective Representatives to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of the Borrower. This Note does not constitute and shall not be characterized as a joint venture, partnership, or agency between Lender and Borrower. Nothing in this Section 12 shall limit any of the Liabilities of Borrower, or any of the other obligations of Borrower or any Guarantor under this Note or any of the other Loan Documents.

13.	AMENDMENT; MERGER. This Note and the other Loan Documents are intended by the Parties to be an amendment to and restatement of any prior Demand Promissory Note and Loan and Security Agreement or similar document or instrument (including any prior promissory note, loan and security agreement or similar contract) between Lender (or any predecessor of Lender, including Dealer Services Corporation and/or Manheim Automotive Financial Services, Inc.) and Borrower. With the exception of the amendments and modifications that Lender is entitled to make without the prior written consent of Borrower pursuant to this Note or any other Loan Document, this Note may be modified or amended only upon the written consent of Lender and Borrower. In the case of the other Loan Documents, with the exception of the amendments and modifications that Lender is entitled to make without the prior written consent of Borrower pursuant to this Note or any other Loan Document, such other Loan Documents may be modified or amended only upon the written consent of Lender and the Person to whom such amendment relates. Additionally, the Finance Programs, Lender Guide, descriptions of specific Units of Lender Financed Inventory, amounts and terms of Advances, Maturity Dates, Extensions, Interest, Base Rates, Administrative Charges, Lender Universal Program Fees, late fees, NSF fees, and other charges allowed by this Note or any other Loan Document may be proven by the records kept by Lender. Notwithstanding the foregoing, any advance and/or loan originated pursuant to one or more agreements between Borrower and Dealer Services Corporation and/or Manheim Automotive Financial Services, Inc. prior to the Effective Date for which indebtedness from Borrower remains outstanding as of the Effective Date, shall remain subject to the terms and conditions of such prior agreement(s) for all intents and purposes until such indebtedness has been indefeasibly repaid and satisfied in full.

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14.	EXECUTION. The Parties understand and agree that Lender may execute this Note and any other Loan Documents by affixing the signature of an authorized representative of Lender via signature stamp. Additionally, Lender may execute this Note and any other Loan Documents by affixing to this Note or such other Loan Document, as the case may be, an electronic or digital signature, which electronic or digital signature shall for all purposes be deemed effective to constitute the valid signature of Lender. Any electronic or digital signature affixed to this Note or any other Loan Documents by Lender shall be deemed to satisfy all requirements imposed on electronic or digital signatures under the UCC, the Electronic Signatures in Global and National Commerce Act (the “E-Sign Act”), and any other similar Laws relating to the validity or enforceability of electronic or digital signatures, and such electronic or digital signature shall not be denied legal effect, validity, or enforceability solely because it is in electronic or digital form. Notwithstanding the foregoing, Borrower may execute this Note and any other Loan Documents only by original signature of an authorized representative of Borrower, unless otherwise authorized by Lender. Lender may, in its sole discretion, permit Borrower and/or any Guarantor to execute this Note and any other Loan Documents by affixing to this Note or such other Loan Document, as the case may be, an electronic or digital signature of an authorized representative of Borrower or of any Guarantor, as applicable. Borrower and each Guarantor acknowledges and agrees that any electronic or digital signature of Borrower or any such Guarantor shall for all purposes be deemed effective and constitute the valid signature of Borrower or any such Guarantor, as the case may be, and shall be deemed to satisfy all requirements imposed on electronic or digital signatures under the UCC, the E-Sign Act, and any other similar Laws relating to the validity or enforceability of electronic or digital signatures (including without limitation, any enactment of the Uniform Electronic Transactions Act (UETA)), and such electronic or digital signature shall not be denied legal effect, validity, or enforceability solely because it is in electronic or digital form. A facsimile or photocopied reproduction of signatures on this Note and any other Loan Documents shall be deemed original signatures for all intents and purposes. This Note and the other Loan Documents may be executed by the Parties in one or more counterparts which, collectively, shall constitute one and the same agreement.

15.	NOTICES. All notices, demands and requests required or permitted to be given under this Note and any other Loan Document shall be (a) in writing, (b) delivered by personal delivery or sent by commercial delivery service or certified mail, return receipt requested, (c) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (d) addressed as follows (or, in the case of Lender, to any other subsequent address that Lender may provide to Borrower (through written notice, via the Discover Portal, or otherwise) for purposes of directing future notices, demands or requests):

If to Lender:	NextGear Capital, Inc., 11799 North College Avenue, Carmel, IN 46032
Telephone: (317) 571-3721

with a copy to:

NextGear Capital, Inc., 11799 North College Avenue, Carmel, IN 46032
Telephone: (317) 571-3721
Attention: Legal Department

If to Borrower:	LMP Motors.com, LLC
601 N State Road 7 , Fort Lauderdale, FL 33317 Telephone: (954) 845-0352

16.	NO WAIVER. No failure or delay by Lender in exercising any right, power, or privilege or the granting of an exception by Lender with respect to any of the Terms or Conditions will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege, or the exercise of any other right, power, or privilege by Lender.

17.	TERMINATION. No termination of this Note shall alter Borrower’s Liabilities or any outstanding obligations of Borrower or any Guarantor under this Note or any of the other Loan Documents, including any outstanding obligations relating to Advances and amounts funded or committed prior to the effective date of such termination, and all rights and remedies, including the security interest granted herein and the rights of Lender as a secured party hereunder, shall extend until all Liabilities of Borrower have been indefeasibly paid and satisfied in full.

18.	LEGAL FEES AND COLLECTION COSTS. Borrower shall pay to Lender all reasonable legal fees, expenses, and collection costs incurred by any Lender Parties, including Lender as a result of any Event of Default, or any failure by Borrower or any Guarantor to perform any obligation or satisfy any Liability of Borrower, including any prosecution by Borrower or any Guarantor or any of their respective Representatives of affirmative claims or counterclaims against Lender Parties.

19.	SEVERABILITY. Any provision of this Note or any other Loan Document that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining provisions of this Note and the other Loan Documents or affecting the validity or enforceability of any provision of this Note or any other Loan Document in any other jurisdiction.

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20.	GOVERNING LAW. Except with respect to the interpretation or enforcement of the arbitration and other provisions set forth in Section 22 (which shall be governed by the Federal Arbitration Act), the validity, enforceability, and interpretation of this Note and the other Loan Documents shall be governed by the internal Laws of the State of Indiana, without regard to conflicts of Laws provisions thereof.

21.	JURISDICTION AND VENUE. As evidenced by Borrower’s signature below, subject to the provisions noted in Section 22, Borrower submits to the personal jurisdiction and venue of the state and federal courts of Marion County and Hamilton County, Indiana, and agrees that any and all claims or disputes pertaining to this Note or any other Loan Document, or to any matter arising out of or related to this Note or any other Loan Document, which are initiated by Borrower against Lender, to the extent, if any, that such claims or disputes are not subject to the provisions noted in Section 22 below, shall be brought in the state or federal courts of Marion County or Hamilton County, Indiana. Further, Borrower expressly consents to the jurisdiction and venue of the state and federal courts of Marion County and Hamilton County, Indiana, as to any legal or equitable action that may be brought in such court by Lender, and waives any objection based upon lack of personal jurisdiction, improper venue, or forum non conveniens with respect to any such action. Borrower acknowledges and agrees that Lender reserves the right to initiate and prosecute any action against Borrower in any court of competent jurisdiction, and Borrower consents to such forum as Lender may elect.

22.	MANDATORY BINDING ARBITRATION; WAIVER OF CLASS ACTION RIGHTS.

(a)	In most cases, any disputes or claims that Borrower may have can be resolved quickly and to Borrower’s satisfaction by contacting Lender regarding such dispute or claims. In the unlikely event that Lender is unable to resolve a dispute or claim that Borrower may have, Borrower agrees to arbitrate any such dispute or claim in accordance with this Section 22. This agreement to arbitrate is intended to be broadly interpreted, and includes (i) all disputes, claims and counterclaims arising out of or relating to this Note or any other Loan Document or any aspect of Borrower’s past, present or future relationship with Lender, whether based in contract, tort, statute, fraud, misrepresentation or any other legal theory; (ii) all disputes, claims and counterclaims that may have arisen prior to the Effective Date or from any prior dealings, contract or agreement between Borrower and Lender (including all disputes, claims and counterclaims relating to any marketing or advertising by Lender); and (iii) any disputes, claims and counterclaims that may arise after the termination of this Note and any other Loan Document. Additionally, Borrower acknowledges that Lender may (BUT SHALL IN NO EVENT BE REQUIRED TO) arbitrate any dispute or claim that it may have against Borrower, with any such arbitration being governed by the provisions of this Section 22. BY AGREEING TO ARBITRATION, BORROWER UNDERSTANDS AND AGREES THAT IT IS WAIVING ITS RIGHTS TO MAINTAIN OTHER AVAILABLE RESOLUTION PROCESSES, SUCH AS COURT ACTION (INCLUDING A JURY TRIAL) OR ADMINISTRATIVE PROCEEDING, IN ORDER TO SETTLE OR RESOLVE DISPUTES OR ANY CLAIMS AGAINST LENDER. ARBITRATION IS DIFFERENT THAN A COURT ACTION, AND THE RULES IN ARBITRATION ARE DIFFERENT THAN THE RULES THAT APPLY IN COURT. THERE IS NO JUDGE OR JURY IN ARBITRATION, AND REVIEW IS LIMITED, BUT AN ARBITRATOR CAN AWARD THE SAME DAMAGES AND RELIEF AS A COURT, SUBJECT TO THE AGREED TERMS AND LIMITATIONS IN THIS NOTE. Borrower, at its election, may opt-out of the arbitration provisions set forth in Sections 22(a), 22(c) and 22(d) by providing written notice of its election to opt-out no later than thirty (30) days after the Effective Date, which notice shall be provided to Lender pursuant to Section 15 (“Opt-Out Notice”), provided that such Opt-Out Notice shall become effective only upon Borrower’s receipt of written confirmation from Lender that such Opt-Out Notice has been received by Lender within the required time period. Borrower acknowledges and agrees that, irrespective of any Opt-Out Notice or any written confirmation thereof, Borrower shall in all events be subject to the provisions of Section 22(b).

(b)	ANY ARBITRATION OR OTHER LEGAL PROCEEDING OF ANY TYPE OR NATURE ARISING UNDER OR RELATING TO THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, OR TO ANY ASPECT OF BORROWER’S PAST, PRESENT OR FUTURE RELATIONSHIP OR ACTIVITIES WITH OR INVOLVING LENDER (INCLUDING ANY MARKETING ACTIVITIES OR SOLICITATIONS BY OR ON BEHALF OF LENDER), WILL TAKE PLACE ON AN INDIVIDUAL BASIS. CLASS ARBITRATIONS AND CLASS ACTIONS OF ANY KIND (WHETHER PURSUED THROUGH ARBITRATION OR THROUGH THE COURTS) ARE NOT PERMITTED. BORROWER AGREES THAT IT MAY BRING CLAIMS AGAINST LENDER ONLY IN ITS INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING. BORROWER AGREES THAT, BY ENTERING INTO THIS NOTE, BORROWER IS WAIVING ITS RIGHT TO PARTICIPATE IN ANY CLASS ACTION OR OTHER SIMILAR REPRESENTATIVE PROCEEDING. UNLESS CONSENTED TO IN WRITING BY LENDER, THE ARBITRATOR MAY NOT CONSOLIDATE MORE THAN ONE PERSON’S CLAIMS, AND MAY NOT OTHERWISE PRESIDE OVER ANY FORM OF A REPRESENTATIVE OR CLASS PROCEEDING. BORROWER ACKNOWLEDGES AND AGREES THAT THE SIZE OF BORROWER’S CREDIT LINE, THE INTEREST RATE TO WHICH ADVANCES ARE SUBJECT AND CERTAIN FEES CHARGED TO BORROWER, AS WELL AS THE SIZE AND DATES OF SPECIFIC ADVANCES, ARE UNIQUE TO AND NEGOTIATED BY BORROWER, AND THAT SUCH FACTORS WILL AND DO VARY AMONG BORROWERS.

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(c)	Any dispute or claim subject to arbitration pursuant to this Section 22 shall be submitted to binding arbitration administered by the Judicial Arbitration and Mediation Service (“JAMS”) pursuant to its Comprehensive Arbitration Rules and Procedures as then in effect (the “JAMS Comprehensive Rules”); provided, however, that any dispute or claim that is subject to arbitration pursuant to this Section 22 and that involves disputes or claims where the aggregate amount reasonably in dispute or controversy is less than $100,000, shall be submitted to binding arbitration administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures as in effect on the Effective Date (the “JAMS Streamlined Rules”). The disputes and claims subject to arbitration pursuant to this Section 22 will be resolved by a single arbitrator selected pursuant to the JAMS Comprehensive Rules or the JAMS Streamlined Rules, as the case may be. The arbitrator shall be bound by and shall strictly enforce the terms of this Note and the other Loan Documents and may not limit, expand, or otherwise modify any term or provision of this Note or any other Loan Document or any other contract or document between Borrower and Lender. The arbitrator shall not have the power to award to Borrower any damages that are excluded or that have been waived by Borrower under this Note or any other Loan Document, and Borrower irrevocably waives any claim that it may have thereto. The arbitrator shall not have the power to order pre-hearing discovery of documents or the taking of depositions. The arbitrator shall render a written decision within six (6) months after being selected. Any arbitration will be held in Indianapolis, Indiana (or its greater metro area). Each Party will bear its own expenses in the arbitration and will share equally the costs of the arbitration; provided, however, that the arbitrator may, in his or her discretion, award costs and fees to the prevailing Party. The result of any arbitration shall be final and binding upon the Parties. Judgment upon any arbitration award may be entered in any court having jurisdiction over the award or over the applicable party or its assets.

(d)	This Note and the other Loan Documents evidence transactions in interstate commerce, and thus the Federal Arbitration Act governs the interpretation and enforcement of this Section 22, notwithstanding the provisions of Section 20.

23.	WAIVER OF JURY TRIAL. AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, LENDER AND BORROWER KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT EITHER PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, STATEMENT, WHETHER ORAL OR WRITTEN, OR ACTIONS OF LENDER OR BORROWER. NEITHER LENDER NOR BORROWER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT HAVE BEEN DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER OR BORROWER EXCEPT BY WRITTEN INSTRUMENT EXECUTED BY BOTH LENDER AND BORROWER.

24.	LIMITATION OF LIABILITY. IN NO EVENT SHALL ANY LENDER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, EXEMPLARY, PUNITIVE, INCIDENTAL, MULTIPLE OR CONSEQUENTIAL DAMAGES (INCLUDING ANY DAMAGES RESULTING FROM LOSS OF USE, LOSS OF PROFITS, LOSS OF BUSINESS OR OTHER ECONOMIC LOSS) ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENT (OR ANY ADVANCES MADE BY LENDER HEREUNDER OR THEREUNDER), EVEN IF SUCH LENDER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHER, IN NO EVENT SHALL THE LENDER PARTIES, COLLECTIVELY, BE LIABLE FOR ANY DAMAGES UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT (OR IN CONNECTION WITH ANY ADVANCE BY LENDER HEREUNDER OR THEREUNDER) THAT EXCEED, IN THE AGGREGATE, AN AMOUNT EQUAL TO THE SUM OF THE INTEREST AND FLOORPLAN FEES ACTUALLY PAID TO LENDER BY BORROWER UNDER THIS NOTE DURING THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO THE CLAIM AT ISSUE (OR, IN THE CASE OF MULTIPLE EVENTS, THE FIRST SUCH EVENT GIVING RISE TO THE CLAIM AT ISSUE).

25.	WAIVER OF BOND. BORROWER WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY BOND OR SURETY OR SECURITY ON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF LENDER DURING ATTEMPTS TO RECOVER COLLATERAL OR OTHERWISE.

26.	CALIFORNIA BORROWERS. In the event Borrower’s Place of Business is in the State of California, Borrower acknowledges and agrees that any initial Advance made under this Note must be in the amount of at least Five Thousand Dollars and Zero Cents ($5,000), and Borrower shall neither request nor accept any initial Advance under this Note in an amount less than Five Thousand Dollars and Zero Cents ($5,000).

Page 12 of 13	NextGear Demand Promissory Note and Loan and Security Agreement (v. 1.1) (129137)

27.	DISCLAIMER. THE DISCOVER PORTAL LICENSED OR PROVIDED HEREUNDER IS PROVIDED AS A CONVENIENCE TO BORROWER AND ON AN “AS-IS” BASIS. LENDER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF NON-INFRINGEMENT, TITLE, ACCURACY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LENDER MAKES NO REPRESENTATIONS OR WARRANTIES THAT THE DISCOVER PORTAL WILL OPERATE ERROR-FREE OR ON AN UNINTERRUPTED BASIS, AND LENDER SHALL IN NO EVENT BE LIABLE OR RESPONSIBLE FOR ANY OUTAGE OR OTHER LOSS OF FUNCTIONALITY OR CONNECTIVITY WITH RESPECT TO THE DISCOVER PORTAL, AND NO SUCH OUTAGE OR OTHER LOSS OF FUNCTIONALITY OR CONNECTIVITY SHALL EXCUSE ANY FAILURE BY BORROWER TO TIMELY PERFORM ALL OF ITS OBLIGATIONS TO LENDER UNDER THIS NOTE AND THE OTHER LOAN DOCUMENTS.

28.	DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Note. As used in this Note and the other Loan Documents, the terms “include,” “includes,” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import. Words (including the defined terms set forth in Appendix A) of one gender shall be held to include the other gender as the context requires. Any references in this Note or in the other Loan Documents to a particular statute or regulation shall be deemed to include all amendments thereto, rules and regulations thereunder and any successor statute, rule, or regulation, or published clarifications or interpretations with respect thereto, in each case as in effect from time to time.

29.	EFFECTIVE DATE OF OTHER LOAN DOCUMENTS. Unless otherwise stated in the applicable Loan Document, the effective date of any Loan Document executed by a party shall be the later of (a) the Effective Date of this Note, or (b) the date of Borrower’s execution thereof as set forth below Borrower’s signature thereon (or, in the case of any guaranty, the date of Guarantor’s execution thereof as set forth below Guarantor’s signature thereon). In the event that the date of Borrower’s or Guarantor’s execution of any Loan Document is not set forth below Borrower’s or Guarantor’s signature thereon, then the effective date of such Loan Document shall be deemed to be the Effective Date of this Note.

WHEREFORE, the Parties, by their respective duly authorized representatives, have executed this Demand Promissory Note and Loan and Security Agreement on the dates set forth below.

LENDER:

NEXTGEAR CAPITAL, INC.

By:
Name:	David F. Horan
Title:	VP, Finance

Date:

BORROWER:

LMP Motors.com, LLC

By:
Name:	Samer Salahel-Din Tawfik
Title:	Manager

Date:

GUARANTORS ACKNOWLEDGE AND CONSENT TO THE FOREGOING

Guarantor (Sign):
Name (Print):	Samer Salahel-Din Tawfik

Page 13 of 13	NextGear Demand Promissory Note and Loan and Security Agreement (v. 1.1) (129137)

APPENDIX A

(1)	“Administrative Charge” shall mean any expense charged by Lender to Borrower that is reasonable or necessary, in Lender’s sole discretion, to administer or monitor Borrower’s account, to preserve any Collateral, or to collect any Liabilities owed by Borrower.

(2)	“Advance” shall mean any discretionary loan or payment in any amount, for any purpose, made pursuant to this Note by Lender to Borrower or on Borrower’s behalf to any third party.

(3)	“Advance Schedule” shall mean any addendum or other document executed pursuant to this Note, in each case as modified from time to time, which indicates the applicable specific terms regarding Borrower’s Floorplan Fees, Receivable Fees, Contract Rate of Interest, Period(s), Required Reserve Amount, Reserve Charge, required principal reduction to obtain a Curtailment of the Maturity Date, and number of available Curtailments.

(4)	“ACH” shall mean any payment by or on behalf of Borrower to Lender made via a nationwide electronic funds transfer network processing electronic debit and credit entries to or from Borrower’s bank accounts.

(5)	“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first-named Person (which shall, for purposes of clarity, include any parent company and any direct or indirect subsidiary of such first-named Person) and, if such first-named Person is a natural person, also includes any member of such first-named Person’s immediate family. For purposes of this definition, the term “control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(6)	“Base Rate” shall mean the greater of that variable rate of interest or that fixed rate of interest as stated in the Finance Program Rate, Fee, and Term Schedule.

(7)	“Borrower” shall have the meaning set forth in the Preamble.

(8)	“Borrower’s Place of Business” shall mean the primary place where the Collateral and Borrower’s books and records are kept, and where Borrower’s operations are conducted.

(9)	“Business” shall mean Borrower’s business, as it relates to the purchase and sale, lease, or rent of Inventory and/or the origination of any Receivables.

(10)	“Business Day” shall mean any day other than a Saturday, Sunday, federal holiday or day on which banking institutions in Carmel, Indiana are authorized or obligated by Law or executive order to be closed.

(11)	“Check” shall mean any payment by or on behalf of Borrower to Lender not made in cash, via certified funds, wire transfer, or ACH.

(12)	“Collateral” shall have the meaning set forth in Section 2(a).

(13)	“Collateral Protection Program” shall mean that certain program in which Borrower may participate in lieu of providing third party insurance as required under this Note.

(14)	“Contract Rate” shall mean that rate of interest as stated on the applicable Advance Schedule.

(15)	“Credit Line” shall mean Borrower’s floorplan line of credit with Lender pursuant to and under this Note.

(16)	“Curtailment” shall mean that grant by Lender, in its sole discretion, to Borrower of additional time extending the Maturity Date with respect to a Floorplan Advance or a Receivable Advance for an additional Period. The number of allowable Curtailments for a Floorplan Advance or a Receivable Advance shall be as stated on the applicable Advance Schedule.

(17)	“Discover Portal” shall mean that certain web-based portal located at http://www.nextgearcapital.com (or any similar successor or related portal, interface or website including any mobile or tablet application or website) owned, operated or maintained by Lender and, subject to the Terms and Conditions, to which Borrower shall have access to from time to time as determined by Lender.

(18)	“Effective Date” shall have the meaning set forth in the Preamble.

(19)	“E-Sign Act” shall have the meaning set forth in Section 14.
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(20)	“Event of Default” shall have the meaning set forth in Section 6.

(21)	“Extension” shall mean that grant by Lender, in its sole discretion, to Borrower of additional time extending the Maturity Date with respect to a Floorplan Advance beyond the last Period as stated on the applicable Advance Schedule.

(22)	“Finance Program” shall mean any finance program offered by Lender and available to Borrower for the financing of Inventory or Receivables pursuant to an Advance under this Note.

(23)	“Finance Program Rate, Fee, and Term Schedule” shall mean that current schedule of applicable universal interest rates, fees and term and condition amendments for each Finance Program, including Universal Program Fees; late fees; fees relating to returned checks or ACH payments due to insufficient funds; the Base Rate; Collateral Protection Program fees; and notice of amendments to the Terms and Conditions, published by Lender via posting such schedule of such universal rates and fees and notice of amendments to the Terms and Conditions on the Discover Portal.

(24)	“Floorplan Advance” shall mean an Advance made pursuant to this Note relating to a Unit of Inventory to be offered for sale, lease or rent, or leased or rented by Borrower in the Ordinary Course of Business.

(25)	“Floorplan Date” shall mean (a) for a Universal Source Purchase, the sale date, regardless of the date the Floorplan Advance is actually requested or funded; and (b) for a Specific Source Purchase, the date the request for the Floorplan Advance is received by Lender, regardless of the date such Floorplan Advance is actually funded.

(26)	“Floorplan Fee” shall mean the fee charged by Lender to Borrower, as set forth on the applicable Advance Schedule, for each Unit of Lender Financed Inventory for each Period, including any Extensions thereof.

(27)	“Guarantor” shall mean any Person executing this Note as a Guarantor or any Person executing any guaranty pursuant to this Note.

(28)	“Interest” shall mean the aggregate rate of interest which accrues on all outstanding Liabilities of Borrower under or arising under this Note or any of the other Loan Documents.

(29)	“Inventory” shall mean all Units held by Borrower for wholesale or retail sale, lease, or rent, or leased or rented by Borrower. “Inventory” includes Lender Financed Inventory.

(30)	“JAMS” shall have the meaning set forth in Section 22(c).

(31)	“JAMS Comprehensive Rules” shall have the meaning set forth in Section 22(c).

(32)	“JAMS Streamlined Rules” shall have the meaning set forth in Section 22(c).

(33)	“Law” or “Laws” shall mean applicable common law and any applicable statute, permit, ordinance, code or other law, rule, regulation or order enacted, adopted, promulgated or applied by any governmental authority, all as in effect from time to time.

(34)	“Lender” shall have the meaning set forth in the Preamble.

(35)	“Lender Financed Inventory” shall mean all Units for which an Advance has been made under this Note.

(36)	“Lender Guide” shall mean those procedures and instructions for the use of Lender’s system and the Discover Portal, in each case as modified by Lender from time to time in Lender’s sole discretion, which are available in hard copy upon Borrower’s written request to Lender or by Borrower logging onto the Discover Portal.

(37)	“Lender Parties” shall have the meaning set forth in Section 11.

(38)	“Liabilities” shall mean any and all Advances, debts, financial obligations, Administrative Charges, Lender Universal Program Fees, Interest, Floorplan Fees, NSF fees, late fees, charges, expenses, attorneys’ fees, costs of collection, covenants, and duties owing, arising, due, or payable from Borrower to Lender of any kind or nature, present, or future, under any instrument, guaranty, or other document, whether arising under this Note, any other Loan Document, or otherwise, whether directly or indirectly (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing, or hereafter arising, and however acquired.

(39)	“Liens” shall mean any claims, liabilities, security interests, liens, mortgages, deeds of trust, pledges, conditions, charges, claims, options, rights of first refusal, easements, proxies, voting trusts or agreements, transfer restrictions under any contract or agreement or encumbrances of any kind or nature whatsoever.

(40)	“Loan Documents” shall have the meaning set forth in Section 8.

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(41)	“Maturity Date” shall mean (a) for all Liabilities concerning or relating to a Floorplan Advance or a Receivable Advance, the earlier of the last day of the current Period or the day on which Lender declares a Maturity Event; (b) for all Liabilities not directly related to a Floorplan Advance or a Receivable Advance, ten (10) days after the date such Liability is posted to Borrower’s account; and (c) for One Day Loans, the date such One Day Loan is posted to Borrower’s account. Notwithstanding the foregoing, upon the declaration of an Event of Default by Lender, the Maturity Date for all Liabilities shall be the earlier of (i) the date on which such Event of Default is declared by Lender, or (ii) the date on which such Event of Default first occurred. In the event the Maturity Date is not a Business Day, the Maturity Date shall be deemed to be the next Business Day.

(42)	“Maturity Event” shall mean any event, act or circumstance arising under this Note or any other Loan Document (including any failure by Borrower to adhere to any term or provision of this Note or any other Loan Document), which causes Lender to declare the event, act or circumstance a “Maturity Event” with respect to any Floorplan Advance or Receivable Advance.

(43)	“MSO” shall mean the manufacturer’s statement of origin or other document evidencing ownership of a Unit issued by the manufacturer of the Unit.

(44)	“Note” shall mean this Demand Promissory Note and Loan and Security Agreement and all present and future amendments, modifications, and addendums related thereto.

(45)	“One Day Loan” shall mean the amount of any Advance that is in excess of the market value of a Unit, as determined by Lender in its sole discretion. The determination of whether to approve an Advance which would result in the posting of a One Day Loan to Borrower’s account shall be in Lender’s sole discretion. One Day Loans mature on the date on which they post to Borrower’s account.

(46)	“Opt-Out Notice” shall have the meaning set forth in Section 22(a).

(47)	“Ordinary Course of Business” shall mean the ordinary course of the Business of Borrower, consistent with past practices (but only to the extent such past practices were in compliance with Law and in accordance with best industry practices).

(48)	“Parent Company” shall mean, with respect to Borrower or any Guarantor, the Person(s) that, directly or indirectly, have the power to direct or cause the direction of the management and policies of Borrower or Guarantor, as the case may be, whether through the ownership of voting securities, by contract or otherwise.

(49)	“Party” or “Parties” shall have the meaning set forth in the Preamble.

(50)	“Period” shall mean the number of days set forth on the applicable Advance Schedule, which (a) in the case of a Floorplan Advance, shall be calculated beginning on the Floorplan Date; and (b) in the case of a Receivable Advance, shall be calculated beginning on the Receivable Origination Date.

(51)	“Person” shall mean any individual, corporation, joint stock company, association, partnership, joint ventures, trust, estate, limited liability company, limited liability partnership, governmental authority or other entity or organization.

(52)	“Receivable” shall mean chattel paper, including a retail installment contract or buy here pay here contract, evidencing a monetary obligation of a buyer for the purchase of a motor vehicle from Borrower and the granting of a security interest in the vehicle to Borrower as security for the repayment of the monetary obligation.

(53)	“Receivable Advance” shall mean an Advance made pursuant to this Note to provide Borrower with working capital secured by a specific Receivable owned and originated by Borrower in the Ordinary Course of Business.

(54)	“Receivable Fee” shall mean the fee charged by Lender to Borrower, set forth on the applicable Advance Schedule, for each individual Receivable Advance for each Period.

(55)	“Receivable Origination Date” shall mean, with respect to any Receivable for which a Receivable Advance is made pursuant to this Note, the date on which such Receivable was originated by Borrower.

(56)	“Representative” shall mean, with respect to Borrower or Lender, as the case may be, the directors, officers, stockholders, employees, trustees, agents, and representatives, including any investment banker, consultant, attorney, or accountant, of Borrower or Lender, as the case may be.

(57)	“Required Reserve Amount” shall mean the aggregate total amount of funds required to be remitted by Borrower to Lender, as set forth in the applicable Advance Schedule, and held in the Reserve as a condition to the grant of credit to Borrower under this Note and the other Loan Documents.

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(58)	“Reserve” shall mean the cash deposited with Lender by Borrower on a voluntary basis or as required as an underwriting condition and held by Lender as additional security for Borrower’s Liabilities, and other Obligations (as defined in the applicable reserve agreement) to the Lender Parties.

(59)	“Reserve Charge” shall mean that charge by Lender to Borrower, as set forth on the applicable Advance Schedule, assessed for the purpose of funding any Reserve.

(60)	“Setoff Funds” shall have the meaning set forth in Section 5(l).

(61)	“Specific Source Purchase” shall mean all purchases or other requests for an Advance, made by or on behalf of Borrower that do not constitute a Universal Source Purchase.

(62)	“Terms and Conditions” shall mean all provisions of this Note and the other Loan Documents, with the exception of terms specifically referenced on the applicable Advance Schedule.

(63)	“Title” shall mean the certificate of title or other document evidencing ownership of a Unit issued by a duly authorized state, commonwealth, province, or government agency.

(64)	“UCC” shall mean the Uniform Commercial Code as enacted in the State where the Collateral at issue is located.

(65)	“Unit” shall mean any manufactured item, including motor vehicles, for which there exists a Title, MSO, or other similar evidence of ownership acceptable to Lender.

(66)	“Universal Program Fee” shall mean any published fee, as stated in the Finance Program Rate, Fee, and Term Schedule, charged by Lender to Borrower pursuant to a Finance Program.

(67)	“Universal Source Purchase” shall mean any purchase made by or on behalf of Borrower for which (a) a request for an Advance is made by or on behalf of Borrower; (b) from an auction or third party business that has entered into a universal funding agreement with Lender; and (c) such request for an Advance is received by Lender within seven (7) days of Borrower’s purchase of the vehicle that is the subject of such request.

Appendix A - Page 4 of 4	NextGear Demand Promissory Note and Loan and Security Agreement (v. 1.1) (129137)

ADVANCE SCHEDULE
(Retail)

Borrower:	LMP Motors.com, LLC	Market:	Ft. Lauderdale North

Account Number:	129137	Finance Program:	Core

This Advance Schedule is being entered into by the undersigned borrower (“Borrower”) and NextGear Capital, Inc. (“Lender”) pursuant to that certain Demand Promissory Note and Loan and Security Agreement by and between Borrower and Lender (the “Note”). Capitalized terms used herein but not defined herein shall have the respective meanings as set forth in the Note (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

The following terms shall apply to Advances made under the Note and this Advance Schedule:

The Floorplan Fee, the Period(s), and the required principal reduction for Curtailment for each Advance made pursuant to the Note and this Advance Schedule shall be as follows:

Period	Number of Days in Period	Required Principal Reduction for Curtailment of Maturity Date	Floorplan Fee
1	60	10.00%	$135.00
2	30	5.00%	$100.00
3	30	N/A - No Further Curtailments Available	$100.00

Contract Rate: 3%	Required Reserve Amount: $0.00	Reserve Charge: (per Advance)

Additional fees, charges, and other terms applicable to Advances made pursuant to the Note and this Advance Schedule are set forth on the Finance Program Rate, Fee, and Term Schedule, which can be found on the Discover Portal.

The undersigned Borrower hereby expressly acknowledges that this Advance Schedule shall be binding on Borrower whether executed in original, “wet ink” form; submitted by facsimile; or submitted by electronically transmitted signature (“e-signature”). The undersigned Borrower further acknowledges that the acceptance of the terms of this Advance Schedule, if by e-signature, shall be deemed to satisfy all requirements imposed on electronic or digital signatures under the Electronic Signatures in Global and National Commerce Act (the “E-Sign Act”), 15 U.S.C. §7001(a) et seq., and any other similar laws relating to the validity or enforceability of electronic or digital signatures. Each of the parties acknowledges and agrees that this Advance Schedule may be executed by affixing to this Advance Schedule an electronic or digital signature, which shall for all purposes be deemed effective to constitute the valid signature of the party affixing such electronic or digital signature.

WHEREFORE, the Parties, by their respective duly authorized representatives, have executed this Advance Schedule on the dates set forth below.

LENDER:

NEXTGEAR CAPITAL, INC.

By:
Name:	David F. Horan
Title:	VP, Finance

Date:

BORROWER:

LMP Motors.com, LLC

By:
Name:	Samer Salahel-Din Tawfik
Title:	Manager

Date:

Page 1 of 1	NextGear Advance Schedule (Retail) (v. 1.1) (129137)

POWER OF ATTORNEY

(Entity/Partnership)

This Power of Attorney is executed by the undersigned borrower (“Borrower”) and delivered to NextGear Capital, Inc. (“Lender”) pursuant to that certain Demand Promissory Note and Loan and Security Agreement by and between Borrower and Lender (the “Note”). Capitalized terms used herein but not defined herein shall have the respective meanings as set forth in the Note (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Any capitalized terms used herein, but not otherwise defined herein or in the Note, as the case may be, shall have the meanings ascribed to them in the UCC.

1.	No Person to whom this Power of Attorney is presented, as authority for Lender to take any action described below, shall be required to inquire into or seek confirmation from Borrower as to the authority of Lender to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Lender unconditionally the authority to take and perform the actions described below. Borrower irrevocably waives any right that it may have, now or at any time in the future, to commence any claim, litigation, suit, petition, writ, or proceeding in any court of competent jurisdiction or before any arbitrator or other neutral, against any Person acting in reliance upon or otherwise acknowledging any power or authority granted by Borrower under this Power of Attorney. The Power of Attorney granted hereby is coupled with an interest and may not be revoked or canceled by Borrower without Lender’s written consent or as otherwise allowed by Law. This Power of Attorney shall be deemed a “Loan Document” for all intents and purposes as referenced in the Note.

2.	With or without the occurrence of an Event of Default under the Note, Borrower irrevocably appoints Lender (and all Representatives designated by Lender), with full power of substitution, as Borrower’s true and lawful attorney-in-fact with full power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in Lender’s discretion, to take any and all appropriate actions and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Note and each of the other Loan Documents. Without limiting the generality of the foregoing, Borrower hereby grants to Lender the power and right, on behalf of Borrower, without further notice to or assent by Borrower, at any time, to do the following:

(a)	execute such security agreements, invoices, notes, and related documentation as may be necessary for Borrower to acquire, refinance, or sell any Collateral (including any Units secured or to be secured by Advances made thereon);

(b)	execute all documents necessary for Lender to perfect or secure its interest in the Collateral;

(c)	make, settle, and adjust claims under policies of insurance, and endorse any check, draft, instrument, or other item of payment for the proceeds of such policies of insurance, and make all determinations and decisions with respect to such policies of insurance;

(d)	endorse the name of Borrower upon any document, instrument, certificate, evidence of title, state registration documents, trust receipt, checks or other items of payment, or any related or similar documents, in each case as necessary to pay for or protect the Collateral, including, without limitation, any agreements between Borrower and any global positioning satellite company;

(e)	endorse the name of Borrower upon any items of payment or proceeds of any Collateral (including any Units constituting Collateral), and to deposit the same to the account of Lender on account of Borrower’s Liabilities under the Note and the other Loan Documents;

(f)	endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to any Collateral;

(g)	use the information recorded on or contained in any data processing equipment, computer hardware, or software relating to any Collateral to which Borrower has access;

(h)	pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against Borrower or any of the Collateral;

(i)	communicate with any party to any contract with regard to the assignment of the right, title, and interest of Borrower in and under such contract and/or the Collateral, and other matters relating thereto;

(j)	contact any third parties and disclose and/or receive any Borrower information, including, without limitation, information or data in Borrower’s application for credit with Lender, the Note, or Borrower’s Credit Line, in each case for the purpose of, among other things, preserving Lender’s security interest in the Collateral and ensuring the satisfaction of Borrower’s Liabilities under the Note and the other Loan Documents; and

(k)	do all other things reasonably necessary to satisfy Borrower’s Liabilities under the Note and the other Loan Documents.

Page 1 of 2	NextGear Power of Attorney (Entity/Partnership) (v. 1.1) (129137)

3.	Upon the occurrence of an Event of Default under the Note, Borrower irrevocably appoints Lender (and all Representatives designated by Lender), with full power of substitution, as Borrower’s true and lawful attorney-in-fact with full power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in Lender’s discretion, to do the following:

(a)	demand, collect, accept receipt for, settle, compromise, adjust, foreclose, or realize upon any of the Collateral, in each case in such manner as Lender may determine;

(b)	file or prosecute any claim, litigation, suit, petition, writ, or proceeding in any court of competent jurisdiction or before any arbitrator or other neutral, or take any other action otherwise deemed appropriate by Lender for the purpose of collecting any and all such moneys due to Borrower, whenever payable, and to enforce any other right in respect of the Collateral, including, without limitation, confessing to or consenting to judgments, writs of replevin or possession, and/or any equitable relief in favor of Lender or its Affiliates;

(c)	file or prosecute all proofs of claim against any account debtor on behalf of Borrower; and

(d)	notify the United States Postal Service of a change in address for the delivery of Borrower’s mail to an address designated by Lender, and to receive Borrower’s mail on behalf of Borrower.

4.	Any provision of this Power of Attorney that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining provisions of this Power of Attorney or affecting the validity or enforceability of any provision of this Power of Attorney in any other jurisdiction. Borrower hereby ratifies, to the extent permitted by Law, all that Lender or its designated Representatives shall lawfully do or cause to be done by virtue hereof, whether such actions were done before or after the actual execution date of this Power of Attorney. The rights and privileges set forth herein shall be deemed supplemental and in addition to any rights and privileges to which Lender or any other Person may be entitled under the Note or any other Loan Document. A facsimile or photocopied reproduction of any signature on this Power of Attorney shall be deemed an original signature for all intents and purposes.

WHEREFORE, Borrower, by its duly authorized representative, has executed this Power of Attorney on the date set forth below.

BORROWER:

LMP Motors.com, LLC

By:
Name:	Samer Salahel-Din Tawfik
Title:	Manager

Date:

STATE OF _________________________	)
) SS:
COUNTY OF _______________________	)

Before me, a Notary Public in and for said County and State, personally appeared Samer Salahel-Din Tawfik, known to me to be the Manager of LMP Motors.com, LLC , who acknowledged the execution of the foregoing Power of Attorney, and who, having been duly sworn, states that any representations contained therein are true.

Witness my hand and Notarial Seal this _____ day of_________ , 20_______.

Notary Signature

Notary Name (Printed)

My Commission Expires: _______________	County of Residence: _____________

Page 2 of 2	NextGear Power of Attorney (Entity/Partnership) (v. 1.1) (129137)

INDIVIDUAL GUARANTY

THIS INDIVIDUAL GUARANTY (this “Guaranty”) is made and entered into by the undersigned guarantor (“Guarantor”) in favor of NextGear Capital, Inc. (“Lender”) and it Affiliates, pursuant to that certain Demand Promissory Note and Loan and Security Agreement by and between Borrower (as defined below) and Lender (the “Note”).

NOW, THEREFORE, in consideration of any loan or other financial accommodation heretofore or hereafter at any time made or granted to Borrower by Lender, and the mutual covenants, agreements, and conditions contained herein, Guarantor agrees as follows:

1.	DEFINITIONS. Capitalized terms used herein and not defined in this Section 1 or elsewhere in this Guaranty shall have the respective meanings as set forth in the Note (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Any capitalized terms used herein, but not otherwise defined herein or in the Note, as the case may be, shall have the meanings ascribed to them in the UCC.

(a)	“Borrower” shall mean the Person listed below, including any Affiliates of such Person, whether now in existence or hereinafter established or acquired:

LMP Motors.com, LLC

601 N State Road 7 , Fort Lauderdale, FL 33317

Telephone: (954) 845-0352 Facsimile:

(b)	“Liabilities” shall mean any and all Advances, debts, financial obligations, fees, charges, expenses, attorneys’ fees, and costs of collection owing, arising, due, or payable from Borrower to Lender or any of its Affiliates, of any kind or nature, present or future, under any instrument, guaranty, or other document, whether arising under the Note or any other Loan Document, whether directly or indirectly, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, and however acquired.

2.	GUARANTY AND OTHER AGREEMENTS.

(a)	Guaranty Obligations. Guarantor hereby voluntarily, unconditionally, and absolutely guarantees (i) the full and prompt payment when due, whether by acceleration or otherwise, and at all times hereafter, of all Liabilities; and (ii) the full and prompt performance of all the terms, covenants, conditions, and agreements related to the Liabilities. Guarantor further agrees to pay all expenses, including attorneys’ fees and court costs (including, in each case, those relating to bankruptcy and appeals), paid or incurred by Lender or its Affiliates in endeavoring to collect on any Liabilities, and in enforcing this Guaranty or in defending any claims by Borrower or any Guarantor related to any of the Liabilities, plus interest on such amounts at the lesser of (A) thirteen percent (13%) per annum, compounded daily, or (B) the maximum rate permitted by Law. Interest on such amounts paid or incurred by Lender shall be computed from the date of payment made by Lender and shall be payable on demand.

(b)	General Nature of Guaranty. Guarantor acknowledges that this Guaranty is a guaranty of payment and not of collection, and that his or her obligations hereunder shall be absolute, unconditional, and unaffected by: (i) the waiver of the performance or observance by Borrower or any Guarantor of any agreement, covenant, term, or condition to be performed or observed by Borrower or any such Guarantor, as the case may be; (ii) the extension of time for the payment of any sums owing or payable with respect to any of the Liabilities or the time for performance of any other obligation arising out of or relating to any of the Liabilities; (iii) the modification, alteration, or amendment of any obligation arising out of or relating to any of the Liabilities; (iv) any failure, delay, or omission by Lender to enforce, assert, or exercise any right, power, or remedy in connection with any of the Liabilities; (v) the genuineness, validity, or enforceability of any of the Liabilities or any document related thereto; (vi) the existence, value, or condition of, or failure of Lender or any of its Affiliates to perfect its lien against, any security pledged in connection with the Liabilities; (vii) the release of any security pledged in connection with the Liabilities, or the release, modification, waiver, or failure to enforce any other guaranty, pledge, or security agreement; (viii) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the property, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition, or readjustment or other similar application or proceeding affecting Borrower or any assets of Borrower; (ix) the release or discharge of Borrower or any other Guarantor from the performance or observance of any agreements, covenants, terms, or conditions in connection with any of the Liabilities, by operation of Law or otherwise; (x) the default of Borrower in any obligations to Guarantor or any torts committed by Borrower against Guarantor, even if Lender is alleged to be complicit or to have committed a direct tort against Guarantor; or (xi) any change in Borrower’s ownership, entity type, legal structure, or state of organization or formation, or in Guarantor’s relationship to Borrower or any other Guarantor.

(c)	Continuing and Unlimited Nature of Guaranty. The obligations of Guarantor under this Guaranty shall be continuing and shall cover any and all Liabilities existing as of the effective date of this Guaranty and any and all Liabilities thereafter incurred by Borrwer, including any and all Liabilities existing at the time of any termination of this Guaranty. This Guaranty shall be unlimited in amount and shall continue in effect until this Guaranty is terminated pursuant to Section 3.

Page 1 of 6	NextGear Individual Guaranty (v. 1.1) (129137)

(d)	Waivers by Guarantor. Guarantor hereby expressly waives: (i) notice of the acceptance by Lender of this Guaranty; (ii) notice of the existence, creation, or non-payment of all or any of the Liabilities; (iii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever; (iv) diligence in collection or protection of, or realization upon any of the Liabilities, any obligation under this Guaranty, or any security for or guaranty of any of the foregoing; (v) impairment of any collateral securing the Liabilities; (vi) notice of any change in Borrower’s credit terms or limits with Lender, including any temporary or permnant increases in Borrower’s Credit Line (and Guarantor prospectively consents to any such change); (vii) any non-contractual duties of Lender to Borrower or any Guarantor; and (viii) the protections of any Laws intended to protect consumers or regulate consumer loans, as the Liabilities are commercial in nature.

(e)	Authorization. Guarantor authorizes Lender to obtain and share credit information relating to Guarantor from and with credit bureaus, financial institutions, trade creditors, affiliates, and others and to conduct such other credit investigations that Lender in its sole discretion deems necessary. Guarantor expressly authorizes Lender to obtain his or her consumer credit report from time to time at Lender’s discretion, and expressly ratifies any such consumer credit report that may have been obtained by or on behalf of Lender prior to the effective date of this Guaranty. Guarantor also authorizes Lender to contact any third parties to disclose information for the purpose of, among other things, obtaining intercreditor agreements and perfecting Lender’s security interest. Further, Guarantor authorizes Lender to periodically obtain additional credit information on Guarantor through any available medium.

(f)	Communication. Guarantor hereby expressly authorizes Lender and its Affiliates to communicate with Guarantor via facsimile transmissions, email messages, telephonic transmissions, both to a residential telephone line and/or cell phone, including text messaging, using an automatic telephone dialing system or an artificial or prerecorded voice message, and/or any other forms of communication, for any purpose, including general business matters, account information, marketing materials, collection, and/or any other communication needs. Guarantor acknowledges and agrees that such express permission shall extend to any and all of the contact information that Guarantor has provided herein, including any physical and email addresses, phone numbers, fax numbers, etc., and to such other addresses, phone numbers, email addresses, online chat, social media platforms, etc. that Guarantor may provide to Lender or any of its Affiliates or that Lender or any of its Affiliates may obtain from any third party at a later date.

(g)	Enforcement. In no event shall Lender have any obligation to proceed against Borrower, any other Guarantor or any other Person, or any security pledged in connection with the Liabilities, before seeking satisfaction from Guarantor. Lender may, at its option, proceed, prior or subsequent to, or simultaneously with, the enforcement of its rights hereunder, to exercise any right or remedy it may have against Borrower, any other Guarantor or other Person, or any security pledged in connection with the Liabilities. This Guaranty is in addition to, and not in substitution for, any other guaranty or other securites which Lender may now or hereafter hold.

(h)	Reinstatement. Guarantor agrees that, if, at any time, all or any part of any payment theretofore applied by Lender to any of the Liabilities is or must be rescinded or returned by Lender for any reason whatsoever (including as a result of any insolvency, bankruptcy, or reorganization of Borrower or any of his or her Affiliates), such Liabilities shall, for purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by Lender, and this Guaranty shall continue to be effective or reinstated, as applicable, as to all such Liabilities, all as though such application by Lender had not been made.

(i)	Financial Statements. Upon Lender’s request, Guarantor will provide Lender with Guarantor’s audited financial statements, as certified by Guarantor’s independent certified public accountant, and such other financial statements, information, and other materials as Lender may request from time to time.

(j)	Application of Payments; Subrogation. Any amounts received by Lender from any source on account of the Liabilities may be applied by it toward the payment of such of the Liabilities, and in such order of application, as Lender may from time to time elect. Notwithstanding any payments made by or for the account of Guarantor, Guarantor shall not be subrogated to any rights of Lender.

3.	TERMINATION.

(a)	Payment of Liabilities and Termination of Credit Line. This Guaranty shall be terminated upon the occurrence of all of the following: (i) the payment by Borrower or any Guarantor, either jointly or severally, of all Liabilities outstanding; (ii) the payment of all obligations by Guarantor which may be due to Lender under this Guaranty; and (iii) the filing of a UCC termination statement as to Borrower by or on behalf of Lender, or other written verification from Lender that Borrower’s Credit Line is terminated.

(b)	Revocation of Guaranty. This Guaranty may be revoked by Guarantor upon written notice to Lender by certified mail, return receipt requested, to the address provided in Section 5(d). This Guaranty shall be deemed terminated upon the occurrence of a revocation in the manner provided in this Section 3(b). However, such revocation and termination shall in no way terminate or otherwise affect: (i) any obligations of Guarantor existing on or prior to the effective date of such revocation or termination; or (ii) any obligations of Guarantor arising after the effective date of such revocation or termination with respect to any Liabilities incurred by Borrower on or before the effective date of such revocation or termination.

Page 2 of 6	NextGear Individual Guaranty (v. 1.1) (129137)

4.	EVENTS OF DEFAULT. The occurrence of any of the following events shall be considered an event of default under this Guaranty (each, an “Event of Default”):

(a)	Guarantor fails to make full payment of any amount owed hereunder after notice from Lender;

(b)	Guarantor fails to perform or observe any agreement, covenant, term, or condition contained in this Guaranty (other than any monetary obligation described in clause (a) above), and such failure continues for ten (10) days after notice from Lender;

(c)	Guarantor makes an assignment for the benefit of creditors or fails to pay his or her debts as the same become due and payable;

(d)	Guarantor petitions or applies to any tribunal for the appointment of a trustee or receiver of the business, estate, or assets or of any substantial portion of his or her business, estate, or assets, or commences any proceedings relating to Guarantor under any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, or liquidation Law of any jurisdiction, whether now or hereafter in effect (each, a “Bankruptcy Filing”);

(e)	any Bankruptcy Filing is filed or any related proceedings commenced against Guarantor, and Guarantor by any act indicates his or her approval thereof, consent thereto, or acquiescence therein, or any order is entered appointing any trustee or receiver, declaring Guarantor bankrupt or insolvent, or approving or accepting the Bankruptcy Filing in any such proceedings;

(f)	any suit or proceeding is filed or any related proceedings commenced against Guarantor or any of his or her Affiliates, which, if adversely determined, could substantially impair the ability of Guarantor or Borrower to perform any of their respective obligations with respect to this Guaranty or any of the Liabilities, in each case as determined by Lender in its sole and absolute discretion; or

(g)	there is any Event of Default by Guarantor under the Note.

If an Event of Default under this Guaranty shall have occurred, in addition to pursuing any remedies which may be available to Lender with respect to the Liabilities, Lender, at its option, may take whatever action at law or in equity Lender may deem necessary, regardless of whether Lender shall have exercised any of its rights or remedies with respect to any of the Liabilities, and Lender may demand, at its option, that Guarantor pay forthwith the full amount which would be due and payable hereunder as if all Liabilities were then due and payable.

5. GENERAL.

(a)	Assignment; Successors and Assigns. This Guaranty may be assigned by Lender without notice to Guarantor, but Guarantor may not assign this Guaranty without the prior written consent of Lender. The guaranty and the other agreements contained herein shall bind the legal representatives, heirs, successors, and assigns of Guarantor, and shall inure to the benefit of Lender and its successors and assigns. Each reference to Guarantor herein shall be deemed to include the legal representatives, heirs, and agents of Guarantor, and their respective successors and assigns.

(b)	Amendment; Merger. This Guaranty is intended by the Parties to be an amendment to and restatement of any prior Individual Guaranty or other similar document or instrument between Lender (or any predecessor of Lender, including Dealer Services Corporation and/or Manheim Automotive Financial Services, Inc.) and Guarantor, or otherwise executed by Guarantor for the benefit Lender (or any predecessor of Lender, including Dealer Services Corporation and/or Manheim Automotive Financial Services, Inc.). This Guaranty may be modified or amended only upon the written consent of Lender and Guarantor. The Parties acknowledge that Guarantor may have also acknowledged and cosented to the terms and conditions set forth in the Note, and, in such event, this Guaranty shall be deemed supplemental and in addition to the terms and conditions of the Note to which Guarantor has acknowledged and consented. In the event of any conflict between a term or provision set forth in this Guaranty, and a term or provision set forth in the Note, the term or provision set forth in this Guaranty shall, as between Lender and Guarantor, be deemed controlling.

(c)	Execution. Guarantor may execute this Guaranty only by original signature of Guarantor, unless otherwise authorized by Lender. Lender may, in its sole discretion, permit Guarantor to execute this Guaranty by affixing to this Guaranty an electronic or digital signature. Guarantor acknowledges and agrees that any electronic or digital signature of Guarantor shall for all purposes be deemed effective and constitute the valid signature of Guarantor, and shall be deemed to satisfy all requirements imposed on electronic or digital signatures under the UCC, the Electronic Signatures in Global and National Commerce Act (the “E-Sign Act”), and any other similar Laws relating to the validity or enforceability of electronic or digital signatures (including, without limitation, any enactment of the Uniform Electronic Transactions Act (UETA)), and such electronic or digital signature shall not be denied legal effect, validity, or enforceability solely because it is in electronic or digital form. A facsimile or photocopied reproduction of the signatures on this Guaranty shall be deemed original signatures for all intents and purposes.

Page 3 of 6	NextGear Individual Guaranty (v. 1.1) (129137)

(d)	Notices. All notices, demands and requests required or permitted to be given under this Guaranty shall be (i) in writing, (ii) delivered by personal delivery or sent by commercial delivery service or certified mail, return receipt requested (except with respect to notices pursuant to Section 3(b), which notices may only be given by certified mail, return receipt requested), (iii) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows (or, in the case of Lender, to any other subsequent address that Lender may provide to Guarantor (through written notice or otherwise) for purposes of directing future notices, demands or requests):

If to Lender:	NextGear Capital, Inc., 11799 North College Avenue, Carmel, IN 46032

Telephone: (317) 571-3721

with a copy to:

NextGear Capital, Inc., 11799 North College Avenue, Carmel, IN 46032

Telephone: (317) 571-3721

Attention: Legal Department

If to Guarantor:	Samer Salahel-Din Tawfik

300 S Pointe Dr , Miami Beach, FL 33139

Cell Telephone: (917) 642-1669

Home Telephone:

(e)	No Waiver. No failure or delay by Lender in exercising any right, power, or privilege or the granting of an exception by Lender with respect to any term or condition of this Guaranty will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege, or the exercise of any other right, power, or privilege by Lender.

(f)	Severability. Any provision of this Guaranty that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining provisions of this Guaranty or affecting the validity or enforceability of any provision of this Guaranty in any other jurisdiction.

(g)	Governing Law. Except with respect to the interpretation or enforcement of the arbitration and other provisions set forth in Section 5(i) (which shall be governed by the Federal Arbitration Act), the validity, enforceability, and interpretation of this Guaranty shall be governed by the internal Laws of the State of Indiana, without regard to conflicts of Laws provisions thereof.

(h)	Jurisdiction and Venue. As evidenced by Guarantor’s signature below, subject to the provisions in Section 5(i), Guarantor submits to the personal jurisdiction and venue of the state and federal courts of Marion County and Hamilton County, Indiana, and agrees that any and all claims or disputes pertaining to this Guaranty, or to any matter arising out of or related to this Guaranty, which are initiated by Guarantor against Lender, to the extent, if any, that such claims or disputes are not subject to the provisions noted in Section 5(i), shall be brought in the state or federal courts of Marion County or Hamilton County, Indiana. Further, Guarantor expressly consents to the jurisdiction and venue of the state and federal courts of Marion County and Hamilton County, Indiana, as to any legal or equitable action that may be brought in such court by Lender, and waives any objection based upon lack of personal jurisdiction, improper venue or forum non conveniens with respect to any such action. Guarantor acknowledges and agrees that Lender reserves the right to initiate and prosecute any action against Guarantor in any court of competent jurisdiction, and Guarantor consents to such forum as Lender may elect.

Page 4 of 6	NextGear Individual Guaranty (v. 1.1) (129137)

(i)	Mandatory Binding Arbitration; Waiver of Class Action Rights.

(i)	In the unlikely event that Lender is unable to resolve a dispute or claim that Guarantor may have, Guarantor agrees to arbitrate any such dispute or claim in accordance with this Section 5(i). This agreement to arbitrate is intended to be broadly interpreted, and includes (i) all disputes, claims and counterclaims arising out of or relating to this Guaranty or any aspect of Guarantor’s past, present or future relationship with Lender, whether based in contract, tort, statute, fraud, misrepresentation or any other legal theory; (ii) all disputes, claims and counterclaims that may have arisen before this Guaranty or any prior contract or agreement between Guarantor and Lender; and (iii) any disputes, claims and counterclaims that may arise after the termination of this Guaranty. Additionally, Guarantor acknowledges that Lender may (BUT SHALL IN NO EVENT BE REQUIRED TO) arbitrate any dispute or claim that it may have against Guarantor, with any such arbitration being governed by the provisions of this Section 5(i). BY AGREEING TO ARBITRATION, GUARANTOR UNDERSTANDS AND AGREES THAT IT IS WAIVING ITS RIGHTS TO MAINTAIN OTHER AVAILABLE RESOLUTION PROCESSES, SUCH AS COURT ACTION (INCLUDING A JURY TRIAL) OR ADMINISTRATIVE PROCEEDING, IN ORDER TO SETTLE OR RESOLVE DISPUTES OR ANY CLAIMS AGAINST LENDER. ARBITRATION IS DIFFERENT THAN A COURT ACTION, AND THE RULES IN ARBITRATION ARE DIFFERENT THAN THE RULES THAT APPLY IN COURT. THERE IS NO JUDGE OR JURY IN ARBITRATION, AND REVIEW IS LIMITED, BUT AN ARBITRATOR CAN AWARD THE SAME DAMAGES AND RELIEF AS A COURT, SUBJECT TO THE AGREED TERMS AND LIMITATIONS IN THIS NOTE. Guarantor, at his or her election, may opt-out of the arbitration provisions set forth in Sections 5(i)(i), 5(i)(iii) and 5(i)(iv) by providing written notice of his or her election to opt-out no later than thirty (30) days after Guarantor’s execution of this Guaranty, which notice shall be provided to Lender pursuant to Section 5(d) (“Opt-Out Notice”), provided that such Opt-Out Notice shall become effective only upon Guarantor’s receipt of written confirmation from Lender that such Opt-Out Notice has been received by Lender within the required time period. Guarantor acknowledges and agrees that, irrespective of any Opt-Out Notice or any written confirmation thereof, Guarantor shall in all events be subject to the provisions of Section 5(i)(ii).

(ii)	ANY ARBITRATION OR OTHER LEGAL PROCEEDING OF ANY TYPE OR NATURE UNDER OR RELATING TO THIS GUARANTY OR TO ANY ASPECT OF GUARANTOR’S PAST, PRESENT OR FUTURE RELATIONSHIP OR ACTIVITIES WITH OR INVOLVING LENDER (INCLUDING ANY MARKETING ACTIVITIES OR SOLICITATIONS BY OR ON BEHALF OF LENDER), WILL TAKE PLACE ON AN INDIVIDUAL BASIS. CLASS ARBITRATIONS AND CLASS ACTIONS OF ANY KIND (WHETHER PURSUED THROUGH ARBITRATION OR THROUGH THE COURTS) ARE NOT PERMITTED. GUARANTOR AGREES THAT IT MAY BRING CLAIMS AGAINST LENDER ONLY IN HIS OR HER INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING. GUARANTOR AGREES THAT, BY ENTERING INTO THIS GUARANTY, GUARANTOR IS WAIVING HIS OR HER RIGHT TO PARTICIPATE IN ANY CLASS ACTION OR OTHER SIMILAR REPRESENTATIVE PROCEEDING. UNLESS CONSENTED TO IN WRITING BY LENDER, THE ARBITRATOR MAY NOT CONSOLIDATE MORE THAN ONE PERSON’S CLAIMS, AND MAY NOT OTHERWISE PRESIDE OVER ANY FORM OF A REPRESENTATIVE OR CLASS PROCEEDING. GUARANTOR ACKNOWLEDGES AND AGREES THAT THE SIZE OF BORROWER’S CREDIT LINE, THE INTEREST RATE TO WHICH ADVANCES ARE SUBJECT AND CERTAIN FEES CHARGED TO BORROWER, AS WELL AS THE SIZE AND DATES OF SPECIFIC ADVANCES AND WHAT (IF ANY) GUARANTIES ARE REQUIRED, ARE UNIQUE TO AND NEGOTIATED BY BORROWER (AND, IF APPLICABLE, GUARANTOR), AND THAT SUCH FACTORS WILL AND DO VARY AMONG BORROWERS AND OTHER GUARANTORS.

(iii)	Any dispute or claim subject to arbitration pursuant to this Section 5(i) shall be submitted to binding arbitration administered by the Judicial Arbitration and Mediation Service (“JAMS”) pursuant to its Comprehensive Arbitration Rules and Procedures as then in effect (the “JAMS Comprehensive Rules”); provided, however, that any dispute or claim that is subject to arbitration pursuant to this Section 5(i) and that involves disputes or claims where the aggregate amount reasonably in dispute or controversy is less than $100,000, shall be submitted to binding arbitration administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures as in effect as of the effective date of this Guaranty (the “JAMS Streamlined Rules”). The disputes and claims subject to arbitration pursuant to this Section 5(i) will be resolved by a single arbitrator selected pursuant to the JAMS Comprehensive Rules or the JAMS Streamlined Rules, as the case may be. The arbitrator shall be bound by and shall strictly enforce the terms of this Guaranty and may not limit, expand or otherwise modify any term or provision of this Guaranty or any other contract or document between Guarantor and Lender. The arbitrator shall not have the power to award to Guarantor any damages that are excluded or that have been waived by Guarantor under this Guaranty, and Guarantor irrevocably waives any claim that it may have thereto. The arbitrator shall not have the power to order pre-hearing discovery of documents or the taking of depositions. The arbitrator shall render a written decision within six (6) months after being selected. Any arbitration will be held in Indianapolis, Indiana (or its greater metro area). Each Party will bear its own expenses in the arbitration and will share equally the costs of the arbitration; provided, however, that the arbitrator may, in his or her discretion, award costs and fees to the prevailing Party. The result of any arbitration shall be final and binding upon the Parties. Judgment upon any arbitration award may be entered in any court having jurisdiction over the award or over the applicable party or its assets.

Page 5 of 6	NextGear Individual Guaranty (v. 1.1) (129137)

(iv)	This Guaranty evidences transactions in interstate commerce, and thus the Federal Arbitration Act governs the interpretation and enforcement of this Section 5(i), notwithstanding the provisions of Section 5(g).

(j)	WAIVER OF JURY TRIAL. AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, LENDER AND GUARANTOR KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT EITHER PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS GUARANTY, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY, OR ANY COURSE OF CONDUCT, STATEMENT, WHETHER ORAL OR WRITTEN, OR ACTIONS OF LENDER OR GUARANTOR. NEITHER LENDER NOR GUARANTOR SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT HAVE BEEN DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY LENDER OR GUARANTOR EXCEPT BY WRITTEN INSTRUMENT EXECUTED BY BOTH LENDER AND GUARANTOR.

(k)	LIMITATION OF LIABILITY. IN NO EVENT SHALL ANY LENDER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, EXEMPLARY, PUNITIVE, INCIDENTAL, MULTIPLE OR CONSEQUENTIAL DAMAGES (INCLUDING ANY DAMAGES RESULTING FROM LOSS OF USE, LOSS OF PROFITS, LOSS OF BUSINESS OR OTHER ECONOMIC LOSS) ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY, EVEN IF SUCH LENDER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHER, IN NO EVENT SHALL THE LENDER PARTIES, COLLECTIVELY, BE LIABLE FOR ANY DAMAGES UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT THAT EXCEED, IN THE AGGREGATE, AN AMOUNT EQUAL TO THE SUM OF THE INTEREST AND FLOORPLAN FEES ACTUALLY PAID TO LENDER BY BORROWER UNDER THE NOTE DURING THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO THE CLAIM AT ISSUE (OR, IN THE CASE OF MULTIPLE EVENTS, THE FIRST SUCH EVENT GIVING RISE TO THE CLAIM AT ISSUE).

(l)	Descriptive Headings; Intepretation. The descriptive headings herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Guaranty. As used in this Guaranty, the terms “include,” “includes,” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import.

WHEREFORE, Guarantor has executed this Guaranty on the date set forth below.

GUARANTOR:

By:
Name:	Samer Salahel-Din Tawfik

Date:

Page 6 of 6	NextGear Individual Guaranty (v. 1.1) (129137)

ACH AUTHORIZATION AND REQUEST
(Debit or Credit)

The undersigned borrower (“Borrower”) has incurred, or may in the future incur, certain Liabilities to NextGear Capital, Inc. (“Lender”) under that certain Demand Promissory Note and Loan and Security Agreement by and between Borrower and Lender (the “Note”). Capitalized terms used herein but not defined herein shall have the respective meanings as set forth in the Note (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

Borrower hereby authorizes and requests Lender, as Lender under the Note, to initiate electronic debit entries (each, an “Authorized Debit”) to the bank account specified below (the “Designated Account”) in payment of amounts and other Liabilities owed by Borrower under the Note and the other Loan Documents. Lender may initiate an Authorized Debit, (i) in the amount requested by Borrower in a written or oral communication with Lender (an “Elective Payment”); or (ii) in the amount due and owing by Borrower under the Note and the other Loan Documents, including all interest, fees, and other Liabilities with respect thereto (a “Required Payment”). Additionally, Borrower authorizes and requests Lender, as Lender under the Note, to initiate electronic credit entries (each, an “Authorized Credit”) to the Designated Account. Borrower further acknowledges and agrees that:

●	Lender may initiate an Elective Payment from the Designated Account at any time on or after the date such request is made by Borrower.

●	Lender may initiate a Required Payment from the Designated Account on or after the first Business Day following a Maturity Date for any Liability, in each case in such amount as is due and owing with respect to such Liability on the date that such Required Payment is initiated by Lender (including any applicable fees and other amounts incurred by Borrower or accrued on such Liability after the Maturity Date).

●	Borrower must maintain sufficient funds in the Designated Account to satisfy its payment obligations to Lender under this ACH Authorization and Request. If the Designated Account holds insufficient funds to cover an Authorized Debit, Borrower may be assessed fees or other charges by both the financial institution at which the Designated Account is held (the “Depository Bank”) and by Lender, just as if Borrower had written a check to Lender that was returned for insufficient funds.

●	Borrower is solely responsible for any overdraft charges or other fees that the Depository Bank may assess in connection with any transfers, whether debit or credit, initiated pursuant to this ACH Authorization and Request (including any Authorized Debit or Authorized Credit).

●	This ACH Authorization and Request shall be deemed a “Loan Document” for all intents and purposes under the Note, and Lender shall be entitled to avail itself of any limitations of liability and other similar protections or relief afforded Lender under the Note, and these provisions and protections shall apply to any Authorized Debit, Authorized Credit, or other transaction initiated by Lender hereunder. Additionally, Lender shall have no liability and shall not be responsible for any damages arising from or relating to any checks or other payments dishonored after the available balance in the Designated Account is reduced by any Authorized Debit or other transaction initiated by Lender hereunder.

●	Borrower will remain liable and responsible for all amounts owed under the Note and the other Loan Documents which remain unpaid as a result of an unsuccessful attempt to debit funds from the Designated Account pursuant to this ACH Authorization and Request.

●	This ACH Authorization and Request does not create a fiduciary relationship between Lender and Borrower.

●	Borrower is bound by the Operating Rules of the National Automated Clearing House Association (NACHA), as in effect from time to time with regard to each Authorized Debit, Authorized Credit, and other transaction initiated by Lender hereunder.

●	Lender may provide via email to the email account designated below (“Designated Email”) confirmation of each Authorized Debit, Authorized Credit, and other transaction processed hereunder (each a “Confirmation Email”).

●	Lender’s business records reflecting the following shall be deemed conclusive proof of Borrower’s authorization and request for an Authorized Debit: (1) a Confirmation Email of an Authorized Debit having been sent by Lender to the Designated Email or otherwise communicated to Borrower; and (2) no written objection having been confirmed received by Lender from Borrower within five (5) Business Days from the date the Confirmation Email or other communication was sent to Borrower.

●	Borrower shall maintain the active status of the Designated Email (or provide immediate written notification to Lender of any change in the Designated Email) at all times.

Page 1 of 2	NextGear ACH Authorization and Request (Debit or Credit) (v. 1.1) (129137)

●	Borrower is the owner (or joint-owner) of the Designated Account, or, if the Designated Account is a corporate or other company account, the undersigned representative of Borrower is a duly authorized corporate or company representative of Borrower with permission to make and authorize the Authorized Debits, Authorized Credits and other transactions authorized by Borrower hereunder, in each case in the manner described herein. In the event that any of Borrower’s Designated Account information changes, or in the event that Borrower closes the Designated Account, Borrower will promptly notify Lender at least ten (10) Business Days prior to such change or closure so that Lender can process Borrower’s updated Designated Account information.

Lender may, if necessary, initiate adjustments at any time and without advance notice to Borrower for any debit or credit entry made in error to the Designated Account pursuant to this ACH Authorization and Request. This ACH Authorization and Request will remain in effect until Lender has received, and has had sufficient time (but not less than ten (10) Business Days) to process, a written notice of termination delivered by Borrower to Lender in accordance with the provisions of Section 15 of the Note. Lender may terminate this ACH Authorization and Request at any time by providing written notice to Borrower. A facsimile or photocopied reproduction of any signature on this ACH Authorization and Request shall be deemed an original signature for all intents and purposes.

The undersigned Borrower hereby expressly acknowledges that this ACH Authorization and Request shall be binding on Borrower whether executed in original, “wet ink” form; submitted by facsimile; or submitted by electronically transmitted signature (“e-signature”). The undersigned Borrower further acknowledges that the acceptance of the terms of this ACH Authorization and Request, if by e-signature, shall be deemed to satisfy all requirements imposed on electronic or digital signatures under the Electronic Signatures in Global and National Commerce Act (the “E-Sign Act”), 15 U.S.C. §7001(a) et seq., and any other similar laws relating to the validity or enforceability of electronic or digital signatures. Each of the parties acknowledges and agrees that this ACH Authorization and Request may be executed by affixing to this ACH Authorization and Request an electronic or digital signature, which shall for all purposes be deemed effective to constitute the valid signature of the party affixing such electronic or digital signature.

Designated Bank Account and Designated Email

Bank Name: Chase
Account Number: 700860963 Signer 1 on Account: Samer Salahel-Din Tawfik	Routing Number: 021000021
Designated Email (for payment confirmation): sam@lmpmotors.com

WHEREFORE, Borrower, by its duly authorized representative, has executed this ACH Authorization and Request on the date set forth below.

BORROWER:

LMP Motors.com, LLC

By:
Name:	Samer Salahel-Din Tawfik
Title:	Manager

Date:

Page 2 of 2	NextGear ACH Authorization and Request (Debit or Credit) (v. 1.1) (129137)

NextGear Capital is proud to offer our customers a competitive Collateral Protection Program

THE NEXTGEAR CAPITAL COLLATERAL PROTECTION PROGRAM COVERS
PHYSICAL DAMAGE TO NEXTGEAR CAPITAL FINANCED INVENTORY!*

Physical Damage Resulting From: ● Flood, earthquake, windstorm, hail, theft, vandalism, fire, and lightning ● Collision (including upset or overturn)	Check the NextGear Capital website for updates to program and policy info nextgearcapital.com

Principal Exclusions:**

●     Vehicles under a rental or lease agreement

●     Salvage/Rebuilt Vehicles

●     Employee dishonesty

●     Property that has been rented, leased or sold to a conditional buyer

●     Bodily injury or loss or damage to vehicles or property of others

●     Acid rain, rust, other corrosive action or pollutants

● Financial loss resulting from delay or depreciation ● War or military action ● Nuclear events ● Government seizure ● Prospective profit ● False pretense ● Mechanical wear and tear

*Certain limitations apply. Please contact your NextGear Capital Collateral Protection Program representative for complete details, terms and conditions. **This list is not all-inclusive. Please see the NextGear Capital Collateral Protection Program rules and guidelines for a complete list of exclusions.

AFFORDABLE PROGRAM

No charges are payable until an extension payment is made or the vehicle is paid off. You pay only for what you use ... Just pennies a day.

In the absence of participating in the NextGear Capital Collateral Protection Program, you are required to submit evidence of physical damage insurance in a form satisfactory to NextGear Capital in its sole discretion, at the time you submit your contract (Salvage Lines of Credit Excluded) which evidences the following minimum requirements:

●     Physical damage insurance covering a minimum of 66% of the borrowing limit on your NextGear Capital line of credit

●     NextGear Capital (11799 North College Avenue Carmel, IN 46032) must be listed as Loss payee.

●     Such insurance must be maintained for the duration of your contract.

You may fax the Certificate of Insurance to 866.924.4525 or email at ngc.cp@coxautoinc.com. Please visit nextgearcapital.com for further details.

Rates
Daily @ 0.0145%	$0.15*
AK, CT, DE, ID, ME, MT, ND, NH, PR, SD, VT, WA, UT, WV

Daily @ 0.0155%	$0.16*
AL, AZ, CA, GA, IA, IL, IN, MA, MD, MN, MS, NJ, NV, NY, OR, PA, TN, VA, WI
Daily @ 0.0175%	$0.18*
AR, CO, D.C., FL, HI, KS, KY, LA, MI, MO, NC, NE, NM, OH, OK, RI, SC, TX, WY
Rates, terms and conditions subject to change. Rates based on a 360 day calendar year.
*For illustrative purposes only on $1,000.

Yes, I would like to enroll in the NextGear Capital Collateral Protection Program!
No, I decline and have provided NextGear Capital with my Certificate of Insurance.

Signature	Dealership Name	Dealer #	Date

	LMP Motors.com, LLC	129137

ADDENDUM TO DEMAND PROMISSORY NOTE

AND LOAN AND SECURITY AGREEMENT – READY LOGISTICS

THIS ADDENDUM TO DEMAND PROMISSORY NOTE AND LOAN AND SECURITY AGREEMENT (this “Addendum”) is being entered into by the undersigned borrower (“Borrower”) and NextGear Capital, Inc. (“Lender”), pursuant to that certain Demand Promissory Note and Loan and Security Agreement by and between Borrower and Lender (the “Note”).

WHEREAS, Borrower has requested of Lender that Lender make one or more Advances on behalf of Borrower, directly to Ready Logistics LLC (“Ready Logistics”) in order to cover transportation and other related acquisition charges (collectively “Charges”) incurred by Borrower related to one or more Units of Lender Financed Inventory; and

WHEREAS, subject to the terms and conditions set forth in the Note and the other Loan Documents, all as the same now exist or are hereafter amended, supplemented or added to, Lender is willing to make such Advance(s);

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein, and other good and valuable consideration, the undersigned hereby agree as follows:

1.	Notwithstanding anything to the contrary in the Note or the other Loan Documents, the decision to make an Advance related to Charges on behalf of Borrower is the exclusive right of Lender, whether or not an Event of Default has occurred.

2.	Borrower acknowledges and agrees that Lender may make such Advance(s) at any time on or after receipt of an invoice from Ready Logistics for such Charges.

3.	Borrower acknowledges and agrees that each Advance made by Lender on behalf of Borrower, directly to Ready Logistics, to cover Charges, shall be added to the outstanding balance for the related Unit of Lender Financed Inventory for which such Charge applies, as of the date Lender receives notice from Ready Logistics of such Charge. Such Advance, shall accrue Interest and other related charges as of such date, regardless of the date the related Charge is actually paid. Borrower acknowledges and agrees that if an Advance related to a Charge is added to Borrower’s account on a date other than the Floorplan Date for such Unit of Lender Financed Inventory, that the number of days remaining in the applicable Period, for an Advance related to a Charge, will be reduced to the number of days remaining in the applicable Period for the related Unit of Lender Financed Inventory.

4.	Borrower acknowledges and agrees that such Advance(s) is a Liability under the Note and, except as provided for herein, is subject to all terms and conditions noted therein. Borrower acknowledges and agrees that Borrower is and shall remain obligated to repay such Liability, including accrued Interest, to Lender no later than the Maturity Date for such Advance, excepting that Lender may, in its sole discretion and without notice, defer payment of the Advance or any portion thereof (excluding Interest) until final payoff.

5.	Borrower acknowledges and agrees that Borrower is and shall remain obligated to repay such Liability to Lender for such Advance(s) no later than the Maturity Date for such Advance(s), regardless of whether the sale of the related Unit of Lender Financed Inventory, for which an Advance was made to Ready Logistics on Borrower’s behalf, is subsequently arbitrated, voided, or the vehicle is otherwise returned for any reason.

Capitalized terms used herein but not defined herein shall have the respective meanings as set forth in the Note (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

Page 1 of 2	NextGear Addendum to Demand Promissory Note and Loan and Security Agreement (v. 3.2) (129137)

The undersigned Borrower hereby expressly acknowledges that this Addendum shall be binding on Borrower whether executed in original, “wet ink” form; submitted by facsimile; or submitted by electronically transmitted signature (“e-signature”). The undersigned Borrower further acknowledge(s) that the acceptance of the terms of this Addendum, if by e-signature, shall be deemed to satisfy all requirements imposed on electronic or digital signatures under the Electronic Signatures in Global and National Commerce Act (the “E-Sign Act”), 15 U.S.C. §7001(a) et seq., and any other similar laws relating to the validity or enforceability of electronic or digital signatures. Each of the parties acknowledges and agrees that this Addendum may be executed by affixing to this Addendum an electronic or digital signature, which shall for all purposes be deemed effective to constitute the valid signature of the party affixing such electronic or digital signature.

Borrower, by its duly authorized representative, AGREES to be bound by the terms of this Addendum as of the date set forth below.

Borrower, by its duly authorized representative, DECLINES the terms of this Addendum. Borrower will not request any Advances to be made to Ready Logistics on Borrower’s behalf for Charges, and Lender will not approve any such requests.

LENDER:

NEXTGEAR CAPITAL, INC.

By:
Name:	David F. Horan
Title:	VP, Finance

Date:

BORROWER:

LMP MOTORS.COM, LLC

By:
Name:	Samer Salahel-Din Tawfik
Title:	Manager

Date:

Page 2 of 2	NextGear Addendum to Demand Promissory Note and Loan and Security Agreement (v. 3.2) (129137)